PLAN OF MERGER

by and among

A4S SECURITY, INC., a Colorado corporation,

VIZER MERGER SUB, INC., a Colorado corporation,

VIZER GROUP, INC., a Colorado corporation,

AVURT INTERNATIONAL, INC., a Colorado corporation,

Sandy Sutton,

Scott G. Sutton

and

Michael Cox

Dated as of September 3, 2006

Exhibit A
Exhibit B-1
Exhibit B-2
Exhibit B-3
Exhibit C
Exhibit D

Schedule 4.1
Schedule 4.3
Schedule 4.4
Schedule 4.5
Schedule 4.7
Schedule 4.8
Schedule 4.9
Schedule 4.10
Schedule 4.11
Schedule 4.12
Schedule 4.13
Schedule 4.14
Schedule 4.16(c)
Schedule 4.16(d)
Schedule 4.16(e)
Schedule 4.16(l)
Schedule 4.17
Schedule 4.18
Schedule 4.20
Schedule 4.21
Schedule 5.2
Schedule 5.3
Schedule 5.4
Schedule 5.7
Schedule 5.10
Schedule 5.11	EXHIBITS

Pro Rata Ownership of the Shareholders
Form of Employment Agreement of Scott G. Sutton
Form of Employment Agreement of Michael Cox
Form of Employment Agreement of Thomas Muenzberg
Working Capital
Form of Release of Guaranty and Termination of Pledge

                          SCHEDULES

Capitalization of the Targets
Violations
Historical Financials
Interim Changes
Real Property
The Assets
Contracts
Environmental and Safety Matters
Litigation
Employees
Labor Relations
Insurance
Target Registered Intellectual Property and Required Actions
Target Products
Licenses
Open Source Materials
Motor Vehicles
Employee Benefit Plans
Targets' Taxes
Affiliate Interests
Violations
Capitalization of A4S
Litigation
A4S Taxes
Financial Statements
Interim Changes

PLAN OF MERGER

        PLAN OF MERGER (“Agreement”) dated as of September 3, 2006, by and among A4S Security, Inc., a Colorado corporation (“A4S”), Vizer Merger Sub, Inc., a Colorado corporation (the “Merger Sub”), Vizer Group, Inc., a Colorado corporation (“Vizer”), Avurt International, Inc., a Colorado corporation (“Avurt”, and together with Vizer, the “Targets” and each, a “Target”), and Sandy Sutton, Scott G. Sutton (the “Suttons”) and Michael Cox (together with the Suttons, the “Shareholders”).

R E C I T A L S:

        WHEREAS, Vizer is engaged in the business of system integration, providing security solutions, video surveillance, access control and intrusion detection to various types of businesses and organizations, and Avurt is engaged in the business of developing and marketing projectile non-lethal deterrents, including, but not limited to, the development and marketing of PepperBall products (collectively, the “Business”);

        WHEREAS, Sandy Sutton, Scott G. Sutton and Michael Cox are the only shareholders of Vizer and Avurt;

        WHEREAS, prior to the Effective Time (as defined below), the shareholders of Avurt will contribute all of their Avurt Common Stock (as defined below) to Vizer so that Avurt will be a wholly-owned subsidiary of Vizer at the Effective Time;

        WHEREAS, prior to the Effective Time, A4S will cause to be formed the Merger Sub for the purpose of effecting a reverse triangular merger with Vizer as contemplated by this Agreement;

        WHEREAS, at the Effective Time, A4S desires to acquire, for the Merger Consideration (as defined below) and on the terms and subject to the conditions set forth in this Agreement, all of the issued and outstanding capital stock of Vizer by means of the Merger (as defined below);

        WHEREAS, the Board of Directors of A4S, and the respective Boards of Directors and shareholders of Vizer and the Merger Sub have approved and adopted the merger of the Merger Sub with and into Vizer as set forth below (the “Merger”) upon the terms and subject to the conditions provided for in this Agreement; and

        WHEREAS, the parties desire to structure the transaction in a manner that will qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code.

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

Article I Definitions

        1.1 Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

        “Accountants” has the meaning set forth in Section 3.5(f).

        “Affiliate” of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (ii) any 5% shareholder or member of such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

        “Agreement” means this Agreement and includes all of the schedules and exhibits annexed hereto.

        “Articles of Merger” has the meaning set forth in Section 2.3.

        “Assets” means all of the assets owned by Vizer and Avurt, including, but not limited to the Intellectual Property.

        “A4S” has the meaning set forth in the introduction to this Agreement.

        “A4S Common Stock” has the meaning set forth in Section 3.3(a).

        “A4S Financial Statements” has the meaning set forth in Section 6.12.

        “A4S SEC Reports” has the meaning set forth in Section 5.6.

        “Avurt” has the meaning set forth in the introduction to this Agreement.

        “Avurt Common Stock” means the common stock of Avurt.

        “Basket” has the meaning set forth in Section 8.2.

        “Business” has the meaning set forth in the recitals to this Agreement, and shall also mean the Surviving Corporation’s (or its successors) conduct and operation of the Business after the Closing.

        “Cap” has the meaning set forth in Section 8.2.

        “Closing” means the closing of the Merger contemplated by this Agreement.

        “Closing Date” means the earlier of (i) the date on which all of the conditions to closing set forth in Article VII are satisfied or waived, or (ii) such other date as is mutually acceptable to A4S and Targets following the satisfaction or waiver of the conditions contained in Article VII.

        “Code” means the Internal Revenue Code of 1986, as amended.

        “Competing Transaction” means any business combination or recapitalization involving either of the Targets or any acquisition or purchase of all or a significant portion of the Assets, or any material equity interest in either of the Targets, or any other similar transaction with respect to the Targets involving any Person or entity other than A4S or its Affiliates.

        “Confidential Information” has the meaning set forth in Section 4.16(k).

        “Constituent Corporations” has the meaning set forth in Section 2.2.

        “Contract” means any contract, lease, license, purchase order, sales order or other agreement or binding commitment, whether or not in written form.

        “Earn-Out” has the meaning set forth in Section 3.5(a).

        “Earn-Out Cap” has the meaning set forth in Section 3.5(a).

        “Earn-Out Payment Date” has the meaning set forth in Section 3.5(e).

        “Earn-Out Period” has the meaning set forth in Section 3.5(a).

        “Earn-Out Year” has the meaning set forth in Section 3.5(a).

        “Effective Time” has the meaning set forth in Section 2.3.

        “Employee Plans” means all employee benefit plans (as defined in Section 3(3) of ERISA) to which either Vizer or Avurt is a party or is bound, with respect to which payments or contributions are required to be made by Vizer or Avurt, or in respect of which Vizer or Avurt may otherwise have any liability.

        “Encumbrance” means any lien, charge, security interest, mortgage, pledge or other encumbrance of any nature whatsoever.

        “Environmental Laws” means all federal, state and municipal statutes, regulations, common law and similar provisions having force or effect of law, all orders, permits, licenses and approvals with respect to environmental, public health and safety, occupational health and safety, product liability and transportation including without limitation all such standards of conduct or bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, control or cleanup of any contaminant, waste, hazardous materials, substances, chemical substances or mixtures, pesticides, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

        “Fair Market Value” means $3.75 per share.

        “GAAP” means generally accepted accounting principles in effect in the United States consistently applied.

        “Historical Financials” means the unaudited balance sheets and statements of income of each of Vizer and Avurt as of and for the fiscal year ended December 31, 2005 (including the footnotes thereto) and the unaudited balance sheets and related statements of income and cash flows for each month-end and period since December 31, 2005, attached hereto as Schedule 4.4.

        “Indemnification Acknowledgement” has the meaning set forth in Section 8.3(a)(ii).

        “Indemnitee” has the meaning set forth in Section 8.3(a).

        “Indemnitor” has the meaning set forth in Section 8.3(a).

        “Intellectual Property” means worldwide industrial and intellectual property rights and all rights associated therewith, including all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, proprietary processes and formulae, algorithms, specifications, customer lists and supplier lists, all industrial designs and any registrations and applications therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto, all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology, all computer Software, including all source code, object code, firmware, development tools, files, records and data, all schematics, netlists, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, and all rights in prototypes, breadboards and other devices, all databases and data collections and all rights therein, all moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing, and all tangible embodiments of the foregoing.

        “Key Employees” has the meaning set forth in Section 7.1(h).

        “Knowledge” means, when used in connection with the representations and warranties and covenants herein, the actual knowledge of the officers and directors of Vizer, Avurt and A4S, as the case may be, and the knowledge which reasonably would have been acquired by such persons after making inquiry of those key employees and consultants of Vizer, Avurt and A4S, respectively, who could reasonably be expected to have actual knowledge of the matters in question.

        “Latest Balance Sheet” means the unaudited balance sheet of each of Vizer and Avurt as of June 30, 2006 included in the Historical Financials.

        “Latest A4S Balance Sheet” means the unaudited balance sheet of A4S as of June 30, 2006 included in the A4S Financial Statements.

        “Licenses and Permits” has the meaning set forth in Section 4.6.

        “Losses” means any and all out of pocket damages, costs, liabilities, losses (including consequential losses), judgments, penalties, fines, expenses or other costs, including reasonable attorney’s fees, incurred by an Indemnitee.

        “Material Adverse Effect” means a material adverse effect on either (i) the assets, operations, personnel, condition (financial or otherwise) or prospects of the Targets, A4S or the Merger Sub, as applicable, taken as a whole, or (ii) A4S’s, Vizer’s, Avurt’s or the Merger Sub’s (as applicable) ability to consummate the transactions contemplated hereby.

        “Material Contract” means a Contract that is material to the Business.

        “Meeting” has the meaning set forth in Section 6.11.

        “Merger” has the meaning set forth in the recitals to this Agreement.

        “Merger Consideration” has the meaning set forth in Section 3.3(a).

        “Merger Sub” has the meaning set forth in the introduction to this Agreement.

        “Milestone” has the meaning set forth in Section 3.5(g).

        “Net Operating Income” means the operating income (loss) of the Surviving Corporation calculated in accordance with GAAP on a basis consistent with the Historical Financials, to the extent such Historical Financials are prepared in accordance with GAAP, before interest and income taxes, but after taking into account depreciation and amortization, except as provided in this definition below. In determining Net Operating Income, the following principles shall apply:

                (i)        Net Operating Income shall be computed without regard to “extraordinary items” (as such term is defined by GAAP) of gain or loss;

                (ii)        Net Operating Income shall not include any gains, losses or profits realized from the sale of any assets other than in the ordinary course of business;

                (iii)        No deduction shall be made for any management fees, general overhead expenses or other intercompany charges of whatever kind or nature, charged by A4S or an Affiliate of A4S to the Surviving Corporation;

                (iv)        No deduction shall be made for legal or accounting fees and expenses arising out of this Agreement or the calculation of the Earn-Out amounts;

                (v)        The purchase and sales prices of goods and services sold by the Surviving Corporation to A4S or its Affiliates or purchased by the Surviving Corporation from A4S or its affiliates shall be adjusted to reflect the amounts that the Surviving Corporation would have realized or paid, with an independent third party in an arm’s-length commercial transaction of similar terms and quantities; and

                (vi)        No deduction shall be made for any amortization or write-off of intangible assets (such as goodwill) arising in connection with the Merger.

        “Net Sales” means the gross sales revenue of the Surviving Corporation or A4S, as applicable, net of any returns, allowances or discounts, all computed in accordance with GAAP on a basis consistent with the Historical Financials or the A4S Financial Statements, as applicable, to the extent the Historical Financials are prepared in accordance with GAAP.

        “Note” has the meaning set forth in Section 3.4.

        “Notice of Claim” has the meaning set forth in Section 8.3(a)(i).

        “Open Source Materials” has the meaning set forth in Section 4.16(l).

        “PepperBall” means a marble-sized plastic sphere containing cayenne pepper, water and other substances.

        “PepperBall Contract” means the PepperBall Technologies, Inc. Authorized Reseller Agreement between PepperBall Technologies, Inc., a Delaware corporation, and Vizer Group, LLC, a Colorado limited liability company, dated as of January 20, 2005.

        “PepperBall Launcher” means the handheld device which fires a non-lethal inhibiting round.

        “Person” means any individual, partnership, limited liability company, limited liability partnership corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof).

        “Proxy Statement” has the meaning set forth in Section 6.11.

        “SEC” means the United States Securities and Exchange Commission.

        “Shareholders” has the meaning set forth in the introduction to this Agreement.

        “Software” means, collectively, all of the software of the Targets in any form (including all software programs, objects, modules, routines, algorithms and code, in both source code and object code form), and includes: (a) all past and current versions and releases of the Targets software products, all work in process and developed but unreleased code, and all versions or releases under development as of the Closing; (b) any other software owned by the Targets or to which the Targets otherwise have rights to that is, has been or is intended to be used by the Targets in connection with the design, development, testing, maintenance or utilization of the software described in this paragraph; and (c) all derivative works of any of the software described in this paragraph.

        “Surviving Corporation” has the meaning set forth in Section 2.1(b).

        “Suttons” has the meaning set forth in the introduction to this Agreement.

        “Syncroness” means Syncroness, Incorporated, a Colorado corporation.

        “Syncroness Contract” means the Proposal dated March 10, 2006, signed by Syncroness but not by Vizer.

        “Targets” has the meaning set forth in the introduction to this Agreement.

        “Target Common Stock” means the Avurt Common Stock and the Vizer Common Stock taken together.

        “Target IP Rights” has the meaning set forth in Section 4.16(a).

        “Target IP Rights Agreements” has the meaning set forth in Section 4.16(f).

        “Target-Owned IP Rights” has the meaning set forth in Section 4.16(b).

        “Target Products” has the meaning set forth in Section 4.16(d).

        “Target Registered Intellectual Property” has the meaning set forth in Section 4.16(c).

        “Target Source Code” has the meaning set forth in Section 4.16(p).

        “Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, capital gain, intangible, environmental (pursuant to Section 59A of the Code or otherwise), custom duties, capital stock, franchise, employee’s income withholding, foreign withholding, social security (or its equivalent), unemployment, disability, real property, personal property, sales, use, transfer, value added, registration, alternative or add on minimum, estimated or other tax, including any interest, penalties or additions to tax in respect of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other Person in respect of the foregoing, and the term “Tax Liability” shall mean any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) with respect to Taxes.

        “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        “Third Party Claim” means a claim or demand made by any Person who is not a party hereto against an Indemnitee.

        “Third Party Intellectual Property Rights” has the meaning set forth in Section 4.16(e).

        “Vizer” has the meaning set forth in the introduction to this Agreement.

        “Vizer Common Stock” has the meaning set forth in Section 3.1(a).

        “WARN” has the meaning set forth in Section 4.12.

Article II Merger

    2.1        The Merger.

                 (a)    The Merger. At the Effective Time, in accordance with this Agreement and Colorado law, the Merger Sub shall be merged with and into Vizer, the separate existence of the Merger Sub (except as such existence may be continued by operation of law) shall cease, and Vizer shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time.

                 (b)     The Surviving Corporation. Vizer, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the “Surviving Corporation”.

    2.2        Effect of the Merger.   The Surviving Corporation shall possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of the Merger Sub and Vizer (collectively, the “Constituent Corporations”) under the Merger, all property, real, personal and mixed, and except as provided herein, all accounts payable and accrued expenses due on whatever account, and all debts, liabilities and duties due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and each Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the respective Constituent Corporations, in each case in accordance with this Agreement and Colorado law.

    2.3        Consummation of the Merger.   As soon as is practicable after the satisfaction or waiver of the conditions set forth in Article VII, and in no event later than five business days after such satisfaction or waiver, the parties hereto will cause articles of merger relating to the Merger to be delivered to the Secretary of State of the State of Colorado in accordance with Colorado law (the “Articles of Merger”). The Merger shall be effective at such time as the Articles of Merger (and any required additional documents) are duly filed with the Secretary of State of the State of Colorado. The date and time when the Merger shall become effective is referred to herein as the “Effective Time”.

    2.4        Articles of Incorporation and Bylaws; Directors and Officers.   The Articles of Incorporation and Bylaws of Vizer, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its Articles of Incorporation and Bylaws until amended as provided therein and under Colorado law. The directors of the Merger Sub holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time; provided, however, that immediately following the Effective Time, Scott G. Sutton and Michael Cox shall be elected to the Board of Directors of the Surviving Corporation and the sole directors of the Surviving Corporation on the Closing Date shall be Scott G. Sutton, Michael Cox and Jeff McGonegal. The officers of the Merger Sub holding office immediately prior to the Effective Time shall be the officers (holding the same offices as they held with the Merger Sub) of the Surviving Corporation immediately after the Effective Time; provided, however, that immediately following the Effective Time, Scott G. Sutton shall be appointed the President of the Surviving Corporation, Michael Cox shall be appointed Vice President of the Surviving Corporation and Thomas Muenzberg shall be appointed the Secretary of the Surviving Corporation.

Article III Conversion of Shares; Merger Consideration

    3.1        Conversion of Vizer Common Stock.

                 (a)            As of the Effective Time, by virtue of the Merger, each issued and outstanding share of Vizer common stock (“Vizer Common Stock”) (other than shares to be cancelled pursuant to Section 3.1(b)) shall be converted into and exchanged solely for the right to receive the Merger Consideration on the terms and conditions provided herein and as described in Section 3.3.

                 (b)            Each share of Vizer Common Stock held in Vizer’s treasury immediately prior to the Effective Time, if any, shall, by virtue of the Merger, automatically be cancelled and retired at the Effective Time and cease to exist and no consideration shall be issued in exchange therefor.

    3.2        [Intentionally Omitted.]

    3.3        Merger Consideration. Subject to the adjustment as set forth in Section 3.4, if any, the aggregate consideration payable to the Shareholders in consideration for the agreements contained herein, including the covenants contained in Section 6.6, is as follows:

                 (a)            800,000 shares of newly-issued, restricted common stock of A4S (“A4S Common Stock”) as consideration for the Merger (the “Merger Consideration”); and

                 (b)            A4S Common Stock and cash, if any, due under the Earn-Out pursuant to Section 3.5.

    3.4        Adjustment of Merger Consideration.   The Suttons personally borrowed funds that they subsequently contributed to the Targets as additional paid-in capital and such loan is secured by a lien on the Suttons’ residence. As of the date of this Agreement, the outstanding principal and interest due on such loan is $116,000. At the Closing, A4S shall pay in full all outstanding principal and interest due under such loan in an amount not to exceed $116,000. The repayment of the loan pursuant to this Section 3.4 shall result in a reduction of the Merger Consideration payable to the Shareholders at the Closing in an amount equal to (i) the dollar amount of the loan repaid, multiplied by (ii) 1.5, which product shall be divided by (iii) the Fair Market Value.

    3.5        The Earn-Out.

                 (a)        In addition to the Merger Consideration to be issued to the Shareholders pursuant to Section 3.3 above, at certain times within a defined period after the Closing, A4S shall pay to the Shareholders additional consideration in accordance with Section 3.5(b) (the “Earn-Out”). Except as set forth in Sections 3.5(g) and 3.5(h), the period with respect to which the Shareholders are eligible to receive the Earn-Out shall be a three-year period commencing on January 1, 2007 and ending on December 31, 2009 (the “Earn-Out Period”), consisting of three separate 12-month periods ending December 31, 2007, 2008 and 2009 (each, an “Earn-Out Year”). Each Earn-Out Year shall be computed independently for purposes of calculating the Earn-Out, but in no event shall the aggregate Earn-Out consideration payable exceed $2,000,000, whether issued to the Shareholders as A4S Common Stock, paid in cash, or both (the “Earn-Out Cap”).

                 (b)        The consideration payable under the Earn-Out computation for a given Earn-Out Year will be a combined computation based upon the sum of:

                              (i)        10% of the product of the Net Sales of the Surviving Corporation, minus the Net Sales Earn-Out Floor as set forth in the table below; plus or minus

Earn-Out Year	Net Sales Earn-Out Floor
2007 2008 2009	$4,579,000 $6,679,000 $9,537,000

                              (ii)        25% of the product of the Net Operating Income of the Surviving Corporation, minus the Operating Income Earn-Out Floor as set forth in the table below; plus

Earn-Out Year	Operating Income Earn-Out Floor
2007 2008 2009	$2,714,000 $4,085,000 $5,875,000

                              (iii)        5% of the amount by which A4S’s Net Sales (on an unconsolidated basis excluding the revenue of the Surviving Corporation) for such Earn-Out Year exceeds $3 million but up to $6 million, but only if the net profit before interest expense and income taxes (“A4S Net Profit”) from such A4S operations (on an unconsolidated basis excluding the revenue of the Surviving Corporation) exceeds 3% of such A4S Net Sales, after reducing A4S overhead expenses by an annual amount of $400,000 for corporate overhead and public company expenses; plus

                              (iv)        5% of the amount by which A4S’s Net Sales (on an unconsolidated basis excluding the revenue of the Surviving Corporation) for such Earn-Out Year exceeds $6 million, only if the A4S Net Profit from such A4S operations (on an unconsolidated basis excluding the revenue of the Surviving Corporation) exceeds 5% of such A4S Net Sales, after reducing overhead expenses of A4S by an annual amount of $400,000 for corporate overhead and public company expenses (provided that such reduction shall not be counted twice with the reduction in Section 3.5(b)(iii) for purposes of determining any amount due under this Section 3.5(b)(iv)); plus

                              (v)        Up to an additional $250,000 for each Earn-Out Year in the sole and absolute discretion of A4S’s Board of Directors.

                 (c)        If at least 75% of the working capital scheduled for the Surviving Corporation on Exhibit C hereto is not made available by A4S to the Surviving Corporation during the Earn-Out Period, and such amount remains delinquent for a period of 90 days following the required contribution date set forth on Exhibit C, the Net Sales Earn-Out Floor and the Net Operating Income Earn-Out Floor (as set forth in the table above) shall be adjusted pursuant to this Section 3.5(c) for the Earn-Out Year during which such working capital amount is not made available to the Surviving Corporation for a period of 90 days after it is due. The Earn-Out Floor shall be reduced by a percentage, calculated as a fraction, the denominator of which is 75% of the total amount of working capital set forth on Exhibit C, and the numerator of which is the difference in the dollar amounts between the number calculated as the denominator less the total amount of working capital that actually was made available during the delinquent period.

                 (d)        If an amount is determined to be due to the Shareholders pursuant to Section 3.5(b), such amount shall be paid to the Shareholders in A4S Common Stock based upon the Fair Market Value; provided, that, at the Shareholders’ option, up to an aggregate of $750,000 of the Earn-Out consideration shall be paid in cash.

                 (e)        The Earn-Out will be calculated and consideration shall be issued or paid within 115 calendar days following the completion of each Earn-Out Year (each, an “Earn-Out Payment Date”). The calculation of the Earn-Out shall be based on the financial statements of the Surviving Corporation for such period prepared by A4S, which financial statements and Earn-Out calculations shall be delivered to the Shareholders no later than each Earn-Out Payment Date. A4S shall provide the Shareholders with such information as is reasonably requested by the Shareholders to substantiate the Earn-Out. In the event the Shareholders disagree with the amount or calculation of the Earn-Out payment, they must submit their objection to A4S in writing within 30 calendar days of the Earn-Out Payment Date. If no such written objection is submitted within 30 calendar days following the Earn-Out Payment Date, the Shareholders shall be deemed to have accepted the amount of the Earn-Out payment and such acceptance shall be irrevocable. Disputes over the Earn-Out shall be resolved as set forth in Section 3.5(f). Notwithstanding any other provision of this Agreement, A4S’s obligation to make the Earn-Out payments shall be suspended during any period in which the Targets or the Shareholders are in default with respect to any material obligation under this Agreement. If it is determined by a court of competent jurisdiction that the Targets or the Shareholders are in default, the Shareholders may not collect or receive, or take any action to collect or receive (other than to the extent necessary to perfect any claim), any Earn-Out payment (other than resolving a dispute pursuant to Subsection 3.5(f)).

                 (f)        If A4S and the Shareholders cannot agree on the Earn-Out payment calculation within 30 days after receipt by A4S of the Shareholders’ objections, A4S and the Shareholders shall mutually agree upon and engage (on customary terms and conditions for a matter of such nature) an independent accounting firm to resolve such dispute (the “Accountants”). The Accountants shall be instructed to resolve only the issues in dispute. The resolution by the Accountants of any such dispute shall be final, binding and conclusive upon the parties and shall be the parties’ sole and exclusive remedy regarding any dispute concerning the Earn-Out payment calculation. A4S and the Shareholders shall each pay one-half of the fees of the Accountants, unless the Accountants’ determination is wholly in favor of A4S or the Shareholders, in which case such fees shall be paid in full by the party or parties that are not successful.

                 (g)        Notwithstanding anything to the contrary in this Agreement, if Vizer has not completed the production of 5,000 marketable PepperBall Launchers before January 1, 2007 (the “Milestone”) and the sole reason for Vizer’s inability to complete the production of 5,000 marketable PepperBall Launchers by such date is due to A4S’s failure to provide Vizer with working capital in accordance with Exhibit C, then the Earn-Out Period shall commence on the first day of the calendar month following the calendar month during which the Milestone was achieved rather than on January 1, 2007 and each Earn-Out Year shall be each 12-month period following such date for a period of three years; provided, however, that the Earn-Out Period shall not commence later than January 1, 2008 and shall automatically commence on January 1, 2008 if the Milestone has not been achieved by such date.

                 (h)        The Earn-Out shall be subject to acceleration pursuant to the employment agreements to be entered into at Closing between A4S, on the one hand, and each of Scott G. Sutton and Michael Cox, on the other hand.

     3.6        Allocation of Merger Consideration.   The Merger Consideration paid to the Shareholders pursuant to Section 3.3 as adjusted pursuant to Section 3.4 and including any Earn-Out paid pursuant to Section 3.5 shall be allocated pro rata among the Shareholders in accordance with their respective ownership percentages as set forth opposite their names on Exhibit A attached hereto.

    3.7        Reorganization.   The parties hereby adopt this Agreement as a “plan of reorganization” and shall consummate the Merger in accordance with Section 368(a)(1)(B) of the Code. None of the parties shall take a reporting position inconsistent with the treatment of the Merger as a reorganization pursuant to Section 368(a)(1)(B) of the Code, except as required by law.

Article IV Representations and Warranties of the Shareholders and the Targets

        As a material inducement to A4S and the Merger Sub to enter into this Agreement and to consummate the transactions contemplated herein, Vizer, Avurt, Scott G. Sutton, Michael Cox and, solely with respect to Section 4.2, Sandy Sutton, jointly and severally, hereby represent and warrant to A4S and the Merger Sub that the statements made in this Article IV are true and correct, except as set forth in the disclosure schedules delivered to A4S. All exceptions to the following representations and warranties shall be set forth in the disclosure schedules, numbered to correspond to the Sections of this Article IV to which they relate.

    4.1        Organization, Qualification and Authority.   Each of Vizer and Avurt is a corporation duly incorporated and validly existing under the laws of the State of Colorado. Each of Vizer and Avurt is in good standing and is duly qualified to do business as a foreign corporation in all jurisdictions where the operation of its business or the ownership of its properties make such qualification necessary. Each of Vizer and Avurt has the requisite corporate power and authority to own, lease and operate its facilities and assets as presently owned, leased and operated, and to carry on its respective business as it is now being conducted.

Except as set forth on Schedule 4.1 hereto, neither Vizer nor Avurt owns any capital stock, security, interest or other right, or any option or warrant convertible into the same, of any Person, provided that prior to the Closing, the shareholders of Avurt will contribute all of their Avurt Common Stock to Vizer so that Avurt will be a wholly-owned subsidiary of Vizer at the Closing. Each of Vizer and Avurt has the requisite right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated hereunder. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by Vizer and Avurt, have been duly authorized by all necessary action on the part of each Target. No other action, consent or approval on the part of the Targets, the Shareholders, or any other Person or entity is necessary to authorize either Target’s due and valid execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement and all other agreements and documents executed in connection herewith by the Targets, upon due execution and delivery thereof, shall constitute the valid and binding obligations of the Targets, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

    4.2        Capitalization.   The Shareholders own all of the Target Common Stock free and clear of Encumbrances in the amounts set forth on Exhibit A attached hereto, provided that prior to the Closing, the shareholders of Avurt will contribute all of their Avurt Common Stock to Vizer so that Avurt will be a wholly-owned subsidiary of Vizer at the Closing. The Vizer Common Stock and Avurt Common Stock has been validly issued, fully paid and nonassessable. Except for the Vizer Common Stock and the Avurt Common Stock, there are no shares of common stock of Vizer or Avurt or any securities convertible into shares of common stock of Vizer or Avurt outstanding, and neither Vizer or Avurt has any commitment to issue or sell any such securities. No Person has any preemptive right or right of first refusal to purchase or subscribe for any capital stock of the Targets.

    4.3        No Violations.   The execution and delivery of this Agreement and the performance by the Targets of their respective obligations hereunder (i) do not and will not conflict with or violate any provision of their respective articles of incorporation, bylaws, or similar organizational documents, and (ii) except as set forth on Schedule 4.3hereto, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Encumbrance upon any of the Target Common Stock or the Assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative, arbitration or governmental body or other third party pursuant to, any law, statute, rule or regulation or any Material Contract, judgment or decree to which the Targets are subject or by which any of the Assets are bound, other than any actions that may be necessary to comply with applicable federal securities laws or state securities (“blue sky”) laws in connection with the issuance of A4S Common Stock to the Shareholders hereunder.

    4.4        Financial Statements.   The Historical Financials attached hereto as Schedule 4.4 fairly present the financial position of each of Vizer and Avurt as of the dates specified and the results of operations in all material respects of Vizer and Avurt for the periods covered thereby, and neither Vizer nor Avurt has any material liability nor obligations of any nature (absolute, accrued, contingent or otherwise) other than those that are either (i) reflected or appropriately reserved against on the Latest Balance Sheet, (ii) not required by GAAP to be reflected or reserved against on the Latest Balance Sheet, (iii) incurred in the ordinary course of the Business subsequent to the date of the Latest Balance Sheet or (iv) set forth on Schedule 4.4.

    4.5        Interim Changes.   Except as set forth on Schedule 4.5 hereto or any Pre-Closing cash advances made to Targets by A4S, since the date of the Latest Balance Sheet, there has been no:

                 (a)        change in the condition, financial or otherwise, of either of the Targets, which has, or could reasonably be expected to have a Material Adverse Effect;

                 (b)        loss, damage or destruction of or to any of the Assets, whether or not covered by insurance;

                 (c)        sale, lease, transfer or other disposition by either of the Targets of, or mortgages or pledges of or the imposition of any Encumbrance on, any portion of the Assets, other than in the ordinary course of business consistent with past practice;

                 (d)        increase in the compensation payable by either of the Targets to its respective employees, directors, managers, independent contractors or agents, other than in the ordinary course of business consistent with past practice, or any increase in, or institution of, any bonus, insurance, pension, profit sharing or other employee benefit plan or arrangements made to, for, or with the employees, directors, managers, or independent contractors of either of the Targets;

                 (e)        adjustment or write-off of accounts receivable, other than in the ordinary course of business consistent with past practice, or any change in the collection, payment or credit experience or practices of either of the Targets;

                 (f)        change in the Tax or cash basis accounting methods or practices employed by either of the Targets or change in depreciation or amortization policies;

                 (g)        issuance or sale by the Targets, or any Contract entered into by either of the Targets for the issuance or sale, of any shares of Target Common Stock or securities convertible into or exchangeable for Target Common Stock;

                 (h)        payment by the Targets of any dividend, distribution or extraordinary or unusual disbursement or expenditure;

                 (i)        merger, consolidation or similar transaction involving either of the Targets;

                 (j)        strike, work stoppage or other labor dispute adversely affecting the Business;

                 (k)        termination, waiver or cancellation of any material rights or claims of the Targets, under any Contract or otherwise;

                 (l)        any incurrence of indebtedness for borrowed money other than in the ordinary course of the Business consistent with past practice;

                 (m)        any new Contract (or amendment to any existing Contract) obligating the Targets to purchase goods or services, other than in the ordinary course of business consistent with past practice, any amendment or termination of any Material Contract or license relating to the Business or any waiver of material claims or rights of either of the Targets against third parties;

                 (n)        any agreement, arrangement or transaction between either Target and any Affiliate of the Targets;

                 (o)        any other transaction not in the ordinary course of the Business and consistent with past practice of the Business that, individually or in the aggregate, could have a Material Adverse Effect; or

                 (p)        any commitment with respect to any of the foregoing.

    4.6        Licenses and Permits.

                 (a)        Each of the Targets has all material local, state and federal licenses, permits, registrations, certificates, contracts, consents, accreditations and approvals material to the Business (collectively, the “Licenses and Permits”) necessary to occupy, operate and conduct its business as now conducted, and there does not exist any waivers or exemptions relating thereto. There is no material default on the part of either Target, nor, to Targets’ Knowledge, any other party under any of the Licenses and Permits. To Targets’ Knowledge, there exist no grounds for revocation, suspension or limitation of any of the Licenses or Permits. No notices have been received by either Target with respect to any threatened, pending, or possible revocation, termination, suspension or limitation of the Licenses and Permits.

                 (b)        Each employee of the Targets has all Licenses and Permits required for each such employee to perform such employees’ designated functions and duties for the Targets in connection with conducting their business. There is no default under, nor, to Targets’ Knowledge, does there exist any grounds for revocation, suspension or limitation of, any such Licenses and Permits.

    4.7        Real Property.

                 (a)        Schedule 4.7 sets forth a complete and correct list of all real properties or premises that are leased or utilized in whole or in part by the Targets. The properties listed on Schedule 4.7 constitute all the real properties utilized in connection with the Business. As to each leased property, Schedule 4.7 sets forth the (i) name of lessor; (ii) name of lessee; (iii) lease term, (iv) annual rent and (v) renewal option, if any. Complete and correct copies of all leases and guarantees of leases have been provided or made available to A4S.

                 (b)        Each lease of premises utilized by the Targets in connection with the Business is legal, valid and binding in all material respects, as between the Targets or any of their Affiliates and, to the Knowledge of the Targets, the other party or parties thereto, and the Targets or any of their Affiliates is a tenant or possessor in good standing thereunder, free of any material default or breach on the part of the Targets or any of their Affiliates and, to Targets’ Knowledge, free of any material default or breach on the part of the lessors thereunder, and has use and occupancy of the premises provided for in the leases therefor.

    4.8        The Assets.   All assets owned by the Targets are listed and described on Schedule 4.8. Except as set forth on Schedule 4.8, the Targets have good and marketable title to their respective assets, free and clear of all Encumbrances. The Assets are sufficient to conduct the Business as presently conducted. Except as set forth on Schedule 4.8, no assets utilized in connection with the Business are owned by or in the possession of any Person other than the Targets. The machinery, equipment and other tangible assets of the Targets have been maintained in good working condition in accordance with customary industry practice (normal wear and tear excepted) and are sufficient for the conduct of the Business. The accounts receivable of the Targets represent bona fide obligations arising in the ordinary course of the Business. The assets reflected on the Latest Balance Sheet constitute all of the assets, properties and other rights used in the conduct of the Business.

     4.9        Contracts.

                 (a)        Schedule 4.9 sets forth a complete and correct list of all Contracts relating to the Business to which either Target is a party or to which the Assets are subject (excluding customary purchase orders in the ordinary course of business) and which:

                              (i)        involve payment of more than $10,000 on behalf of either of the Targets, other than payments for customary services or trade payables in the ordinary course of the Business;

                              (ii)        are other than purchases of supplies, raw material or otherwise in the ordinary course of the Business, which will require either Vizer or Avurt (or the Surviving Corporation) to purchase or provide goods or services involving more than $25,000 after the Closing Date;

                              (iii)        are a franchise, distributor or similar agreement;

                              (iv)        evidence or provide for any indebtedness for borrowed money for which either of the Targets will be liable following the Closing or any Encumbrance on any of the Assets;

                              (v)        guarantee the performance, liabilities or obligations of any other entity, which restrict in any material respect the ability of the Targets to conduct any business activities, which involve any related party, including either Target or any of their Affiliates;

                              (vi)        provide for noncompetition agreements;

                              (vii)        relate to the hiring or leasing of employees, which are not in the ordinary course of the Business;

                              (viii)        relate to independent contractor services being provided to either Target;

                              (ix)        are subject to termination or modification by any third party as a result of the transactions contemplated by this Agreement; or

                              (x)        are otherwise material to the Business.

                 (b)        Neither Target is in material breach of any Contract set forth on Schedule 4.9, nor, to Targets’ Knowledge, is any third party in material breach of any such Contract. True and complete copies of all agreements or forms of such agreements set forth on Schedule 4.9 have previously been delivered or made available to A4S.

    4.10         Environmental and Safety Matters.

                 (a)        Except as set forth on Schedule 4.10:

                              (i)        Each Target is and has been in material compliance at all times with all applicable Environmental Laws and has received no notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under applicable Environmental Laws with respect to the past or present operations or properties of the Business;

                              (ii)        Each Target has obtained, and is and has been in material compliance at all times with all terms and conditions of, all Licenses and Permits pursuant to Environmental Laws for the occupation of its premises and the conduct of its operations;

                              (iii)        Each Target has filed, and is and has been in material compliance at all times with, all disclosures, reporting, and notifications required pursuant to Environmental Laws for the occupation of its premises and the conduct of its Business;

                              (iv)        Neither Target has received notice that any of the following exists at any of the Targets’ properties (other than de minimis amounts of cleaning supplies) in violation of applicable Environmental Laws: hazardous or toxic materials, substances, pollutants, contaminants or waste; polychlorinated biphenyl containing materials or equipment;

                              (v)        The transactions contemplated by this Agreement do not impose any obligations under Environmental Laws for site investigation or cleanup or notification to or consent of any government agencies or third parties that has the right to enforce Environmental Laws;

                              (vi)        Neither Target has received any notice that there are facts, events or conditions relating to the past or present properties or operations of the Business which will (x) prevent, hinder or limit continued compliance with applicable Environmental Laws, (y) give rise to any corrective, investigatory or remedial obligations on the part of the Surviving Corporation or A4S pursuant to applicable Environmental Laws, or (z) give rise to any liabilities on the part of the Surviving Corporation or A4S (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to applicable Environmental Laws, including without limitation those liabilities relating to onsite or offsite hazardous substance releases, personal injury, property damage or natural resources damage; and

                              (vii)        Neither Target has assumed nor, to Targets’ Knowledge, succeeded (by operation of law or otherwise), to any liabilities or obligations of any third party under Environmental Laws for which the Surviving Corporation or A4S will have any liability following the Closing Date.

                 (b)        The Targets have delivered or made available to A4S true and correct copies of all environmental studies conducted by the Targets.

    4.11        Litigation.   Except as set forth on Schedule 4.11, neither Target has received notice of any violation of any law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, legislation and regulations applicable to environmental protection, civil rights, public health and safety and occupational health) since January 1, 2001. Except as set forth on Schedule 4.11, there are no lawsuits, proceedings, actions, arbitrations, governmental investigations, claims, inquiries or proceedings pending or, to Targets’ Knowledge, threatened, involving either of the Targets, any of the Assets or the Business, and, to Targets’ Knowledge, no reasonable basis exists for the bringing of any such claim.

    4.12        Employees.   Schedule 4.12 hereto sets forth: (i) a complete list of all of the employees of each Target and rates of pay, (ii) true and correct copies of any and all fringe benefits and personnel policies, (iii) the employment dates and job titles of each such person, (iv) categorization of each such person as a full time or part time employee of the Targets , and (v) whether any such person has an employment agreement. For purposes of this Section, “part time employee” means an employee who is employed for an average of fewer than 20 hours per week or who has been employed for fewer than six of the 12 months preceding the date on which notice is required pursuant to the “Worker Adjustment and Retraining Notification Act” (“WARN”), 29 U.S.C. Section 2102 et seq. Except as set forth on Schedule 4.12, neither Target has any employment agreements with its employees and all such employees are employed on an at “at will” basis. Schedule 4.12 sets forth all former employees of either Target utilizing or eligible to utilize COBRA health insurance. Schedule 4.12 includes a complete list of all agreements that have been signed by employees or former employees relating to such employees’ confidentiality and assignment of Intellectual Property rights of either Target. Copies of such executed employee agreements have been previously provided or made available to A4S.

    4.13        Labor Relations.   Neither Target is a party to any labor contract, collective bargaining agreement, contract, letter of understanding, or any other arrangement, formal or informal, with any labor union or organization which obligates either Target to compensate its employees at prevailing rates or union scale, nor are any of its employees represented by any labor union or organization. There is no pending or, to Targets’Knowledge, threatened, labor dispute, work stoppage, unfair labor practice complaint, strike, administrative or court proceeding or order between either of the Targets and any of their present or former employee(s). There is no pending or, to Targets’Knowledge, threatened, suit, action, investigation or claim between the Targets and any present or former employee(s) of either Target. Except as set forth on Schedule 4.13, there has not been any labor union organizing activity at any location of the Targets, or elsewhere, with respect to either of the Target’s employees within the last three years. To Targets’ Knowledge, each Target has complied in all respects with immigration and naturalization laws in connection with the employment of its work force.

     4.14        Insurance.    Each Target maintains the insurance coverage described on Schedule 4.14.

    4.15        Broker’s or Finder’s Fee.   Except as described in Schedule 4.15, neither of the Targets will be liable for the payment of any fee to any finder, broker, consultant or similar person in connection with the transactions contemplated under this Agreement.

    4.16        Intellectual Property.

                  (a)            The Targets (i) own and have independently developed or (ii) have the valid right or license to any and all Intellectual Property used in the conduct of the Business as currently conducted or as proposed to be conducted, including the design, development, manufacture, use, import and sale of products and technology and the performance of services (such Intellectual Property being collectively referred to as the “Target IP Rights”). The Target IP Rights are sufficient for the conduct of the Business as currently conducted and as proposed to be conducted by the Targets.

                 (b)        The Targets have not transferred ownership of any Intellectual Property that is or was Target-Owned IP Rights (“Target Owned IP Rights” means Target IP Rights that are owned by or exclusively licensed to the Targets) to any third party or knowingly permitted the Targets’ rights in any Intellectual Property that is or was Target-Owned IP Rights to lapse or enter the public domain. The Targets own and have good and exclusive title to each item of Target-Owned IP Rights owned by it, free and clear of any Encumbrances. The right, license and interest of the Targets in and to all Intellectual Property licensed by the Targets from a third party are free and clear of all Encumbrances (excluding restrictions contained in the applicable license agreements with such third parties). After the Closing, all Target-Owned IP Rights will be fully transferable, alienable or licensable by A4S and the Merger Sub without restriction and without payment of any kind to any third party.

                 (c)        Schedule 4.16(c) lists all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks; (iii) registered Internet domain names; (iv) registered copyrights and applications for copyright registration; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any governmental authority owned by, registered or filed in the name of, the Targets (“Target Registered Intellectual Property”), including the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made. Each item of Target Registered Intellectual Property is subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Target Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Target Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Target Registered Intellectual Property and recording the Targets’ ownership interests therein. Schedule 4.16(c) sets forth a list of all actions that are required to be taken by Target within 120 days of the date hereof with respect to any of Target Registered Intellectual Property in order to avoid prejudice to, impairment or abandonment of such Target Registered Intellectual Property.

                 (d)        Schedule 4.16(d) lists all products or services produced, marketed, licensed, sold, distributed, demonstrated or provided by or on behalf of the Targets and all products or services currently under development by the Targets (each such product or service being a “Target Product”) by name and version number.

                 (e)        Schedule 4.16(e) lists (i) all licenses, sublicenses and other Contracts as to which the Targets are a party and pursuant to which any Person is authorized to use any Target IP Rights, (ii) other than “shrink wrap” and similar widely available commercial end-user licenses that have an individual acquisition cost of $5,000 or less, all licenses, sublicenses and other Contracts to which the Targets are a party and pursuant to which the Targets acquired or are authorized to use any third party Intellectual Property (“Third Party Intellectual Property Rights”); and (iii) all licenses, sublicenses and other Contracts pursuant to which the Targets have agreed to any restriction on the right of the Targets to use or enforce any Target-Owned IP Rights. None of the licenses or Contracts listed in Schedule 4.16(e) grants any third party exclusive rights to or under any Target IP Rights or grants any third party the right to sublicense any Target IP Rights.

                 (f)        The Targets are not or shall not be as a result of the execution and delivery or effectiveness of this Agreement or the performance of the Targets’ obligations under this Agreement, in breach of any agreement governing any Target IP Rights (the “Target IP Rights Agreements”) and the consummation of the transactions contemplated by this Agreement will not result in the modification, cancellation, termination, suspension of, or acceleration of any payments with respect to Target IP Rights Agreements, or give any party to any Target IP Rights Agreement the right to do any of the foregoing. Following the Closing, A4S and the Merger Sub will be permitted to exercise all of Targets’ rights under Target IP Rights Agreements to the same extent the Targets would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Targets would otherwise be required to pay. Neither the execution and delivery or effectiveness of this Agreement nor the performance of the Targets’ obligations under this Agreement will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of any Target-Owned IP Right, or impair the right of the Targets, A4S or the Merger Sub to use, possess, sell or license any Target-Owned IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by the Targets to any Person (other than salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license in, license-out, sale, marketing, advertising or disposition of any Target-Owned IP Rights by the Targets. The Targets have not entered into any Contract to indemnify any other person against any charge of infringement or misappropriation of any intellectual property rights of any third party.

                 (g)        To the Knowledge of Targets, there is no unauthorized use, disclosure, infringement or misappropriation of any Target IP Rights by any third party, including any employee or former employee of the Targets. The Targets have not brought any action, suit or proceeding for infringement or misappropriation of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

                 (h)        The Targets have not been sued in any suit, action or proceeding (or received any notice or, to the knowledge of the Targets, threat) which involves a claim of infringement or misappropriation of any Intellectual Property right of any third party or which contests the validity, ownership or right of the Targets to exercise any Intellectual Property right. The Targets have not received any communication that involves an offer to license or grant any other rights or immunities under any Intellectual Property of any third party. To the Knowledge of the Targets, the operation of the Business as currently conducted and as proposed to be conducted, including (i) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution and/or use of any the Target Product and (ii) the Targets’ use of any product, device or process used in the Business as currently conducted and as proposed to be conducted, does not and will not infringe or misappropriate the Intellectual Property of any third party and does not and will not constitute unfair competition or unfair trade practices under the laws of any jurisdiction and there is no substantial basis for a claim that the manufacture, use, importation, sale, offer for sale, or other distribution or license of any Target Product or the operation of the Business is infringing or has infringed on or misappropriated any Intellectual Property of a third party. None of the Target-Owned IP Rights, Target Products, or the Targets are subject to any proceeding or outstanding order, contract or stipulation (A) restricting in any manner the use, transfer, or licensing by the Targets of any Target-Owned IP Right or any Target Product, or which may affect the validity, use or enforceability of any such Target-Owned IP Right or Target Product, or (B) restricting the conduct of the Business of the Targets in order to accommodate third party Intellectual Property rights.

                 (i)        The Targets have not received any opinion of counsel that any third party Intellectual Property applies to any Target Product or the operation of the business of the Targets, as previously or currently conducted, or as proposed to be conducted by the Targets.

                 (j)        Subject to Section 7.1(m), the Targets have secured from all of their respective consultants, employees and independent contractors who independently or jointly contributed to the conception, reduction to practice, creation or development of any Target IP Rights, unencumbered and unrestricted exclusive ownership of all such third party’s Intellectual Property in such contribution that the Targets do not already own by operation of law and such third party has not retained any rights or licenses with respect thereto. Without limiting the foregoing and subject to Section 7.1(m), the Targets have obtained proprietary information and invention disclosure and assignment agreements from all current and former employees and consultants of the Targets. To the Knowledge of the Targets, no current or former employee, consultant or independent contractor of the Targets: (i) is in violation of any term or covenant of any Contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition or any other Contract with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, the Targets or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Targets that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. The employment of any employee of the Targets or the use by the Targets of the services of any consultant or independent contractor does not subject either the Targets to any liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for the Targets, whether such liability is based on contractual or other legal obligations to such third party. Subject to Section 7.1(m), no current or former employee, consultant or independent contractor of the Targets has any right, license, claim or interest whatsoever in or with respect to any Target IP Rights. To the extent that any technology, software or other Intellectual Property developed or otherwise owned by a third party is incorporated into, integrated or bundled with, or used by the Targets in the development, manufacture or compilation of any of Target Products, the Targets have a written agreement with such third party with respect thereto pursuant to which the Targets either (A) has obtained complete, unencumbered and unrestricted ownership of, and are the exclusive owners of, or (B) has obtained perpetual, non terminable licenses (sufficient for the conduct of the Business as currently conducted and as proposed to be conducted) to all such third party’s technology, software or other Intellectual Property by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

                 (k)        The Targets have taken all reasonable steps to protect and preserve the confidentiality of all confidential or non-public information included in Target IP Rights (“Confidential Information”). All use, disclosure or appropriation of Confidential Information owned by the Targets by or to a third party has been pursuant to the terms of a written agreement between the Targets and such third party. All use, disclosure or appropriation of Confidential Information not owned by the Targets has been pursuant to the terms of a written agreement between the Targets and the owner of such Confidential Information, or is otherwise lawful. All current and former employees and consultants of the Targets having access to Confidential Information or proprietary information of any of its customers or business partners have executed and delivered to the Targets a written agreement regarding the protection of such Confidential Information or proprietary information (in the case of proprietary information of the Targets’ customers and business partners, to the extent required by such customers and business partners).

                 (l)        Schedule 4.16(l) lists all software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution model (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License) (“Open Source Materials”) used by the Targets in any way, and describes the manner in which such Open Source Materials were used (such description shall include whether (and, if so, how) the Open Source Materials were modified and/or distributed by the Targets).

                 (m)        The Targets have not (i) incorporated Open Source Materials into, or combined Open Source Materials with, Target IP Rights or Target Products; (ii) distributed Open Source Materials in conjunction with any Target IP Rights or Target Products; or (c) used Open Source Materials that create, or purport to create, obligations for the Targets with respect to any Target IP Rights or grant, or purport to grant, to any third party, any rights or immunities under any Target IP Rights (including, but not limited to, using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge).

                 (n)        The Targets have provided A4S with all documentation and notes relating to the testing of all Target Products. The Targets have documented all bugs, errors and defects in all Target Products, and such documentation is retained and is available internally at the Targets. For all software used by the Targets in providing services, or in developing or making available any of Target Products, either the supplier of such software or the Targets have implemented any and all security patches or upgrades that are generally available for that software.

                 (o)        No (i) government funding; (ii) facilities of a university, college, other educational institution or research center; or (iii) funding from any Person (other than funds received in consideration for Target Common Stock) was used in the development of the Intellectual Property owned by the Targets. No current or former employee, consultant or independent contractor of the Targets, who was involved in, or who contributed to, the creation or development of any Intellectual Property, has performed services for any government, university, college or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Targets.

                 (p)        Neither the Targets nor any other Person acting on their behalf have disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Target Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Targets or any Person acting on its behalf to any Person of any Target Source Code. As used in this Section, “Target Source Code” means, collectively, any software source code or confidential manufacturing specifications or designs, any material portion or aspect of software source code or confidential manufacturing specifications or designs, or any material proprietary information or algorithm contained in or relating to any software source code or confidential manufacturing specifications or designs, of any Target IP Rights or Target Products.

     4.17        Motor Vehicles.   All motor vehicles used in the Business, whether owned or leased, are set forth on Schedule 4.17. All such vehicles are properly licensed, registered and insured in accordance with applicable law.

    4.18        Employee Benefit Plans.

                 (a)        Schedule 4.18 contains an accurate and complete list of all Employee Plans and all stock option, bonus or other incentive plans, vacation policies, non-competition agreements, and other material employee benefit arrangements of each of the Targets, true and correct copies of which have been delivered to A4S.

                 (b)        Except as set forth on Schedule 4.18 and except for contributions not yet due and payable, neither Target has any liability or potential liability (including, but not limited to, actual or potential withdrawal liability) with respect to (x) any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA, or (y) any Employee Plan of the type described in Section 4063 and 4064 of ERISA or in Section 413(c) of the Code (and the regulations promulgated thereunder).

                 (c)        No Employee Plan provides any health, life or other welfare benefits to retired or former employees of the Targets, other than as required by Section 4980B of the Code. No Employee Plan is a defined benefit plan (as defined in Section 3(35) of ERISA), and neither Target has any actual or potential liability with respect to any defined benefit plan. With respect to each of the Employee Plans, all contributions attributable to plan years ending on or prior to the Closing Date and all employer and salary reduction employee contributions for all months ending on or prior to the Closing Date have been made or accrued.

                 (d)        Each Employee Plan and all related trusts, insurance contracts and funds (as applicable) have been maintained, funded and administered in compliance in all material respects with all applicable laws and regulations, including but not limited to ERISA and the Code. Neither of the Targets nor any Affiliate of the Targets nor, to Targets’ Knowledge, any trustee or administrator of any Employee Plan or any other Person, has engaged in any transaction with respect to any Employee Plan which could reasonably be expected to subject either of the Targets or any trustee or administrator of such Employee Plan to any material liability, Tax or penalty (civil or otherwise) imposed by ERISA or the Code. No actions, suits, investigations or claims with respect to the Employee Plans or with respect to any fiduciary or other Person dealing with any Employee Plan are pending or to Targets’ Knowledge, threatened, and to Targets’ Knowledge there are no facts which could reasonably be expected to give rise to any such actions, suits, investigations or claims. Each of the Targets has complied in all material respects with the requirements of Section 4980B of the Code.

                 (e)        No Employee Plan has been terminated within the last three calendar years. No Employee Plan has incurred any accumulated funding deficiency, whether or not waived, and none of the Assets is subject to any lien arising under 302(f) of ERISA or 412(n) of the Code.

                 (f)        Each Employee Plan that is intended to be qualified under Section 401(a) of the Code, and each trust forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Employee Plan and the Tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect the qualification of such Employee Plan or the Tax exempt status of such related trust.

                 (g)        With respect to each Employee Plan, each of the Targets has provided A4S with true, complete and correct copies, to the extent applicable, of (i) all documents (including summary plan descriptions and other material employee communications) pursuant to which such Employee Plan is maintained, funded and administered, (ii) the most recent annual report (Form 5500 series) filed with the Internal Revenue Service (with attachments), (iii) the most recent financial statements, and (iv) all governmental rulings, determinations and opinions (and pending requests for governmental rulings, determinations and opinions) and correspondence with respect thereto.

    4.19        WARN Act.   Within the period 90 days prior to the date hereof, neither Target has temporarily or permanently closed or shut down any single site of employment or any facility or any operating unit, department or service within a single site of employment, as such terms are used in WARN.

    4.20        Tax Returns; Taxes.   Except as set forth on Schedule 4.20 (for which none of A4S, the Merger Sub or the Surviving Corporation assumes any responsibility, obligation or liability), (i) each of the Targets has filed and will timely file all federal, state and local Tax Returns and Tax reports required by such authorities to be filed and (ii) each of the Targets has paid all Taxes, assessments, governmental charges, penalties, interest and fines due or claimed to be due by any federal, state or local authority. There is no pending Tax examination or audit of, nor any action, suit, investigation or claim asserted or, to Targets’ Knowledge, threatened, against either Target by any federal, state or local authority; and neither Target has been granted any extension of the limitation period applicable to any Tax claims.

    4.21        Affiliate Interests.   Except as disclosed on Schedule 4.21, neither Target is a party to any transaction with: (a) any employee, officer, or director of either Target, (b) any relative of any such employee, officer, or director, or (d) any Person that, directly or indirectly, is controlled by or under common control with either Target or with any such employee, officer, director, or relative, including without limitation any contract, agreement or other arrangement (i) providing for the furnishing of services by such person, (ii) providing for the rental of real or personal property from or to such person, (iii) providing for the guaranty of any obligation of such person, (iv) requiring any payment to such person which will continue beyond the Closing Date, or (v) establishing any right or interest of such person in any of the Assets.

    4.22        Accuracy of Information.   None of the information supplied or to be supplied by the Targets or the Shareholders for inclusion in the Proxy Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, none of the Targets or Shareholders makes any representations with respect to any statement in the Proxy Statement based upon information supplied by A4S or the Merger Sub for inclusion therein.

    4.23        No Omissions or Misstatements.   None of the information included in this Agreement and schedules hereto, or other documents furnished or to be furnished by the Targets, or any of its representatives, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact necessary in order to make any of the statements herein or therein not misleading in light of the circumstances in which they were made. Copies of all documents referred to in any schedule hereto have been delivered or made available to A4S and constitute true, correct and complete copies thereof and include all amendments, schedules, appendices, supplements or modifications thereto or waivers thereunder.

Article V Representations and Warranties of A4S and the Merger Sub

        As an inducement to the Shareholders and the Targets to enter into this Agreement and to consummate the transactions contemplated hereunder, A4S and the Merger Sub, jointly and severally, hereby represent and warrant to the Shareholders and the Targets that the statements made in this Article V are true and correct, except as set forth in the disclosure schedules delivered to the Shareholders and the Targets. All exceptions to the following representations and warranties shall be set forth in the disclosure schedules, numbered to correspond to the Sections of this Article V to which they relate.

    5.1        Organization, Qualification and Authority.   Each of A4S and the Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado. Each of A4S and the Merger Sub is in good standing and duly qualified to do business as a foreign corporation in all jurisdictions where the operation of its business or the ownership of its properties make such qualification necessary. Each of A4S and the Merger Sub has the requisite corporate power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted. Each of A4S and the Merger Sub has the requisite corporate right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of A4S and the Merger Sub hereby. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by A4S and the Merger Sub have been duly authorized by all necessary corporate action on the part of A4S and the Merger Sub, respectively. Except for the consent of A4S’s shareholders, no other action, consent or approval on the part of A4S and the Merger Sub or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement, and all other agreements and documents executed in connection herewith by A4S and the Merger Sub upon due execution and delivery thereof, shall constitute the valid binding obligations of A4S and the Merger Sub, respectively, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

    5.2        No Violations.   The execution and delivery of this Agreement and the performance by A4S and the Merger Sub of their respective obligations hereunder (i) do not and will not conflict with or violate any provision of the articles of incorporation or similar organizational documents of A4S and the Merger Sub, and (ii) except as set forth on Schedule 5.2 hereto, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Encumbrance upon the capital stock of A4S and the Merger Sub pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative, arbitration or governmental body or other third party pursuant to, any law, statute, rule or regulation or any Contract, order, judgment or decree to which A4S or the Merger Sub is subject or by which any of its assets are bound.

     5.3        Capitalization.   The capitalization of A4S is set forth on Schedule 5.3. A4S owns all of the issued and outstanding capital stock of the Merger Sub.

    5.4        Litigation.   Neither A4S nor the Merger Sub has received notice of any violation of any law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would impede or interfere with A4S’s or the Merger Sub’s ability to enter into or consummate the transactions contemplated hereby. There are no lawsuits, proceedings, actions, arbitrations, governmental investigations, claims, inquiries or proceedings pending or, to A4S’s or the Merger Sub’s Knowledge, threatened, involving A4S or the Merger Sub that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement or any action taken or to be taken by A4S or the Merger Sub in connection with the consummation of the transactions contemplated hereby, and, to A4S’s or the Merger Sub’s Knowledge, no reasonable basis exists for the bringing of any such claim.

    5.5        Broker’s or Finder’s Fee.   Except for the fee payable to Bathgate Capital Partners LLC (which shall be paid by A4S), neither A4S nor the Merger Sub will be liable for the payment of any fee to any finder, broker, consultant or similar person in connection with the transactions contemplated under this Agreement.

    5.6        A4S SEC Reports.   A4S has timely filed all reports with the SEC required to be filed by A4S (“A4S SEC Reports”). Each A4S SEC Report complied as to form in all material respects with the requirements of applicable law on the date thereof.

    5.7        Tax Returns; Taxes.   Except as set forth on Schedule 5.7 (for which none of the Targets or the Shareholders assumes any responsibility, obligation or liability), (i) A4S has filed and will timely file all federal, state and local Tax Returns and Tax reports required by such authorities to be filed and (ii) A4S has paid all Taxes, assessments, governmental charges, penalties, interest and fines due or claimed to be due by any federal, state or local authority. There is no pending Tax examination or audit of, nor any action, suit, investigation or claim asserted or, to A4S’s Knowledge, threatened, against A4S by any federal, state or local authority; and A4S has not been granted any extension of the limitation period applicable to any Tax claims.

    5.8        Accuracy of Information.   None of the information supplied or to be supplied by A4S for inclusion in the Proxy Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, A4S makes no representations with respect to any statement in the Proxy Statement based upon information supplied by the Targets or the Shareholders for inclusion therein, except to the extent such information is modified by A4S without the written consent of the Targets or the Shareholders.

    5.9        No Omissions or Misstatements.   None of the information included in this Agreement and schedules hereto, A4S SEC Reports or other documents furnished or to be furnished by A4S or the Merger Sub, or any of their representatives, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact necessary in order to make any of the statements herein or therein not misleading in light of the circumstances in which they were made. Copies of all documents referred to in any schedule hereto have been delivered or made available to the Shareholders and the Targets and constitute true, correct and complete copies thereof and include all amendments, schedules, appendices, supplements or modifications thereto or waivers thereunder.

    5.10        Financial Statements.   A4S does not have any material liability or obligations of any nature (absolute, accrued, contingent or otherwise) other than those that are either (i) reflected or appropriately reserved against in the Latest A4S Balance Sheet, (ii) not required by GAAP to be reflected or reserved against on the Latest A4S Balance Sheet, (iii) incurred in the ordinary course of business subsequent to the date of the Latest A4S Balance Sheet, or (iv) set forth on Schedule 5.10.

    5.11        Interim Changes.   Except as set forth on Schedule 5.11 hereto, since the date of A4S’s most recent filing with the SEC on Form 10-QSB, except as otherwise disclosed in any subsequent filings on Form 8-K, there has been no:

                 (a)        change in the condition, financial or otherwise, of A4S, which has, or could reasonably be expected to have a Material Adverse Effect;

                 (b)        loss, damage or destruction of or to any of A4S’s assets, whether or not covered by insurance;

                 (c)        increase in the compensation payable by A4S to its employees, directors, managers, independent contractors or agents other than in the ordinary course of business consistent with past practice, or any increase in, or institution of, any bonus, insurance, pension, profit sharing or other employee benefit plan or arrangements made to, for, or with the employees, directors, managers, or independent contractors of A4S;

                 (d)        adjustment or write-off of accounts receivable other than in the ordinary course of business consistent with past practice or any change in the collection, payment or credit experience or practices of A4S;

                 (e)        change in the Tax or cash basis accounting methods or practices employed by A4S or change in depreciation or amortization policies;

                 (f)        strike, work stoppage or other labor dispute adversely affecting the business of A4S;

                 (g)        termination, waiver or cancellation of any material rights or claims of A4S under any Contract or otherwise, other than in the ordinary course of business consistent with past practice,;

                 (h)        any incurrence of indebtedness for borrowed money other than in the ordinary course of A4S’s business consistent with past practice;

                 (i)        any new Contract (or amendment to any existing Contract) obligating A4S to purchase goods or services, any amendment or termination of any Material Contract or license relating to the business of A4S or any waiver of material claims or rights of A4S against third parties, in each case other than in the ordinary course of business consistent with past practice,;

                 (j)        any agreement, arrangement or transaction between A4S and any Affiliate of A4S;

                 (k)        any other transaction not in the ordinary course of A4S’s business and consistent with past practice of its business that, individually or in the aggregate, could have a Material Adverse Effect; or

                 (l)        any commitment with respect to any of the foregoing.

    5.12        No Liabilities of the Merger Sub.   As of the time that is immediately prior to the Effective Time, the Merger Sub will not have or be subject to any liabilities, claims or obligations and it shall not have conducted any business whatsoever.

Article VI Covenants of the Parties

    6.1        Conduct of Business of the Targets.   From the date hereof to the Closing, except as expressly contemplated by this Agreement or otherwise consented to by A4S in writing, each of the Targets shall:

                 (a)        conduct the Business only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                 (b)        maintain in all material respects all of the structures, equipment, vehicles and other tangible personal property of the Business in its present condition, except for ordinary wear and tear and damage by unavoidable casualty;

                 (c)        preserve and maintain all Intellectual Property used in the Business substantially in accordance with current business practices;

                 (d)        keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried with respect to the Business;

                 (e)        perform in all material respects all obligations under Contracts relating to or affecting the Business including, but not limited to, making timely payments to vendors and suppliers of the Targets on a basis consistent with past business practices;

                 (f)        maintain the books of account and records of the Business in the usual, regular and ordinary manner;

                 (g)        comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to the conduct of the Business;

                 (h)        use commercially reasonable efforts to maintain current relationships and preserve goodwill with customers, suppliers, vendors and other Persons having a business relationship with the Targets relating to the Business;

                 (i)        use commercially reasonable efforts to keep available the resources of all employees of the Targets;

                 (j)        not enter any employment agreement or commitment to employees of the Business or effect any increase in the compensation or benefits payable or to become payable to any officer, director, manager or employee of the Business other than increases in non-officer employee compensation effected in the ordinary course of the Business;

                 (k)        not create or permit to exist any Encumbrance on the Assets;

                 (l)        not enter into or modify any agreement for indebtedness or any Contract obligating either of the Targets to purchase goods or services for a period of 90 days or more other than in the ordinary course of the Business consistent with past practice, or sell, lease, license or otherwise dispose of any asset of the Business (other than dispositions of inventory and obsolete assets in the ordinary course of the Business) or acquire any substantial assets other than replacement assets, inventory and supplies to be used in the Business;

                 (m)        not materially modify any agreement or any Contract with any customer other than in the ordinary course of the Business consistent with past practice,

                 (n)        not take any action with respect to, or make any material change in its accounting or Tax policies or procedures;

                 (o)        not make or revoke any Tax election or settle or compromise any Tax Liability, or amend any Tax Return;

                 (p)        not make or declare any dividends or any other distributions to shareholders of the Target Common Stock; or

                 (q)        not authorize or enter into any commitment with respect to any of the matters described in clauses (j), (k), (l), (m), (n), (o) or (p) above.

    6.2        Conduct of Business of A4S.  From the date hereof to the Closing, except as expressly contemplated by this Agreement or otherwise consented to by the Shareholders in writing, A4S shall:

                 (a)        conduct its business only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                 (b)        preserve and maintain all Intellectual Property used in its business substantially in accordance with current business practices; and

                 (c)        comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to the conduct of its business.

    6.3         Access to Information.

                 (a)        Investigation by A4S.   Between the date of this Agreement and the Closing Date, the Targets will (i) give A4S and its representatives (including lenders, legal counsel and accountants) full access to employees and personnel of the Targets, offices, warehouses and other facilities and property of the Business and to its books and records, insurance policies and related records, agreements, permits and licenses, (ii) permit A4S and its representatives to make such inspections thereof as A4S may reasonably require, (iii) furnish A4S and its representatives and advisers with such financial, legal and operating data and other information with respect to the business and properties of the Business as A4S may from time to time reasonably request; and (iv) otherwise cooperate fully and as promptly as reasonably practical with such representatives; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Business.

                 (b)        Investigation by the Shareholders and the Targets.   Between the date of this Agreement and the Closing Date, A4S will (i) give the Shareholders and the Targets and their respective representatives (including legal counsel and accountants) full access to employees and personnel of A4S, offices, warehouses and other facilities and property of A4S’s business, and to its books and records, insurance policies and related records, agreements, permits and licenses, (ii) permit the Shareholders and the Targets and their respective representatives to make such inspections thereof as the Shareholders and the Targets may reasonably require, (iii) furnish the Shareholders and the Targets and their respective representatives and advisers with such financial, legal and operating data and other information with respect to the business and properties of A4S as the Shareholders and the Targets may from time to time reasonably request; and (iv) otherwise cooperate fully and as promptly as reasonably practical with such representatives; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of A4S’s business.

    6.4        Confidentiality.   If the transactions contemplated by this Agreement are not consummated (and in any event prior to the Closing Date), A4S, the Merger Sub, the Targets and the Shareholders will maintain the confidentiality of all information and materials obtained from the other parties; provided, however, that A4S, the Merger Sub, the Targets and the Shareholders may provide information obtained from the other parties to its advisors, agents and employees for the limited purposes of analyzing, negotiating, financing, pursuing and consummating the transactions contemplated by this Agreement. Upon termination of this Agreement, A4S, the Merger Sub, the Targets and the Shareholders (and their respective representatives) will return to the other parties all materials obtained from each such party in connection with the transactions contemplated by this Agreement and all copies thereof.

    6.5        Efforts to Consummate Transaction.   The parties shall use their commercially reasonable best efforts to take or cause to be taken all such actions required to consummate the transactions contemplated hereby including, without limitation, such actions as may be necessary to obtain, prior to the Closing, all necessary governmental or other third party approvals and consents required to be obtained by A4S, the Merger Sub or the Targets in connection with the consummation of the transactions contemplated by this Agreement.

    6.6        No Solicitation.   Unless this Agreement shall have been terminated pursuant to Section 9.1, until the Closing Date, the Shareholders and the Targets shall not directly or indirectly through any officer, director, employee, agent, affiliate or otherwise, enter into any agreement, agreement in principle or other commitment (whether or not legally binding) relating to a Competing Transaction or solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including each of the Target’s officers, partners, employees and agents) relating to any Competing Transaction, nor participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to effect a Competing Transaction. The Shareholders and the Targets shall immediately cease any and all contacts, discussions and negotiations with third parties regarding any Competing Transaction. The Shareholders and the Targets shall immediately notify A4S if any proposal regarding a Competing Transaction (or any inquiry or contact with any person or entity with respect thereto) is made and shall advise A4S of the contents thereof (and, if in written form, provide A4S with copies thereof).

    6.7        Name of the Surviving Corporation.   Following the Closing Date, A4S and the Surviving Corporation will acquire the right to use the names “Vizer Group, Inc.”, “Vizer”, “Avurt International, Inc.”, “Avurt International” and “Avurt”. The Shareholders shall cease using the names set forth in the preceding sentence or any derivatives thereof or any names confusingly similar therewith other than in connection with their employment with A4S and/or the Surviving Corporation.

    6.8         Cooperation and Information Sharing.

                 (a)        A4S and the Surviving Corporation, on the one hand, and the Shareholders on the other hand, will cooperate with each other in defending or prosecuting any action, suit, proceeding, investigation or audit of the other relating to each Target’s Tax Returns for all periods up to and including the Closing Date and any audit of A4S, the Surviving Corporation, the Shareholders or the Targets with respect to the sales, transfer and similar transactions contemplated by this Agreement. A4S, the Surviving Corporation and the Shareholders shall respond to all reasonable inquiries related to such matters and to provide, to the extent possible, substantiation of transactions and make available and furnish appropriate documents and personnel in connection therewith.

                 (b)        For a period of seven years after the Closing Date (or such longer period as may be required by any governmental agency or ongoing legal proceeding), none of A4S, the Surviving Corporation or the Shareholders shall dispose of or destroy any of the business records and files of the Business, without first giving the others thirty days’ written notice, who then shall have the right, at their option and expense, to take possession of the records and files. Each party shall allow the others and their representatives access to all business records and files of the Business, during regular business hours and upon reasonable notice at such other party’s principal place of business or at any location where such records are stored, and the parties shall have the right, each at its own expense, to make copies of any such records and files.

    6.9        Employees.   The Shareholders shall be solely responsible for the payment of all accrued and unpaid benefits for any employee of either of the Targets that is terminated on or before the Closing, including, without limitation, accrued vacation, sick time, personal time and health benefits (including COBRA).

    6.10        Transfer of Contracts. Except for the PepperBall Contract and the Syncroness Contract, each Shareholder and each Target shall use its commercially reasonable best efforts to obtain all third-party consents and transfer or assign or cause to be transferred or assigned to the Surviving Corporation all of the Contracts listed on Schedule 4.9 that require consent, except for those Contracts specifically waived by A4S in writing. The consent of PepperBall and Syncroness to the assignment of their respective contracts to the Surviving Corporation shall be a condition to Closing.

    6.11        Delivery of Proxy Statement.   As soon as is reasonably practical following the date of this Agreement, A4S will prepare and, following clearance by the SEC, mail a proxy statement to the shareholders of A4S for the purpose of (among others as determined by A4S) convening a shareholders meeting (the “Meeting”) to vote upon, among other things (as determined by A4S), the Merger and the election of Scott G. Sutton to the Board of Directors of A4S (such proxy statement, as amended or supplemented, the “Proxy Statement”). A4S shall promptly furnish to the Shareholders copies of all filings and correspondence with, from or to the SEC regarding the Proxy Statement. The Shareholders shall furnish to A4S all information relating to each of them and the Targets as required by the Securities Exchange Act of 1934 to be set forth in the Proxy Statement, including, without limitation, the audited and any unaudited financial information for the Targets required to be included in the Proxy Statement (which the Targets shall use their best efforts to provide to A4S as soon as practicable following the date of this Agreement). Unless A4S and the Shareholders terminate this Agreement pursuant to Section 9.1, or the Board of Directors of A4S otherwise reasonably determines that it may need to change or modify its recommendation of the Merger or the election of Scott G. Sutton to the Board of Directors to the shareholders of A4S in the Proxy Statement in order to comply with its fiduciary obligations under applicable laws, the Board of Directors of A4S shall recommend approval of the Merger and the election of Scott G. Sutton to the Board of Directors of A4S.

    6.12        Delivery of Financial Statements.   Until the Closing Date, each of the Targets shall deliver to A4S, as soon as is reasonably practical (but in no event later than 20 days following each month-end), unaudited balance sheets and the related statements of income, operations and cash flows for each month-end period since December 31, 2005. Until the Closing Date, A4S shall deliver to the Shareholders, as soon as is reasonably practical (but in no event later than 20 days following each month-end), unaudited balance sheets and the related statements of operations for each month-end since the date of A4S’s most recent filing with the SEC on Form 10-QSB or 10-KSB (the “A4S Financial Statements”).

    6.13        Election to Board of Directors of A4S.   Subject to its due diligence investigation, A4S shall recommend to its shareholders that they elect Scott G. Sutton to the Board of Directors of A4S as provided in Section 6.11.

Article VII Closing Conditions

    7.1        Obligation of A4S and the Merger Sub to Close.   The obligation of A4S and the Merger Sub to close the transactions contemplated hereby shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions, or the written waiver thereof by A4S:

                 (a)        Representations and Covenants.   The representations and warranties of the Shareholders and the Targets contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Shareholders and the Targets shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholders and the Targets on or prior to the Closing Date.

                 (b)        No Injunction.   No injunction or restraining order shall be in effect which forbids or enjoins the consummation of the transactions contemplated by this Agreement, no proceedings for such purpose shall be pending, and no federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby.

                 (c)        Approvals. All Board of Directors, shareholder, material governmental and third party approvals, consents, permits or waivers necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained in form and substance satisfactory to A4S, including without limitation, the consents to the assignment of the PepperBall Contract and the Syncroness Contract.

                 (d)        Due Diligence.   A4S shall be satisfied in its sole discretion with the results of its legal, accounting, business, employment and environmental due diligence investigations including, without limitation, the results of its audit of the Historical Financials and reference checks upon key management of the Targets; provided, however, that this closing condition shall expire on September 15, 2006.

                 (e)        Liens. All Encumbrances on the Assets shall have been released.

                 (f)        Material Adverse Effect.   No change having, individually or in the aggregate, a Material Adverse Effect on the Business or the Assets since December 31, 2005 shall have occurred.

                 (g)        Stock Certificates.   A4S shall have received the stock certificates representing the Vizer Common Stock duly endorsed for transfer.

                 (h)        Employment Agreements.   The Surviving Corporation or A4S shall have entered into an Employment Agreement with each of Scott G. Sutton, Michael Cox and Thomas Muenzberg (the “Key Employees”) in the forms attached hereto as Exhibits B-1, B-2 and B-3, respectively, each of which shall contain confidentiality, non-competition and non-solicitation agreements.

                 (i)        Election to A4S Board of Directors.   Subject to a due diligence investigation pursuant to Section 6.3(a), Scott G. Sutton shall agree to serve on the Board of Directors of A4S.

                 (j)        Delivery of Financial Statements; Audited Financial Statements Shall be Satisfactory.   Each of the Targets shall have delivered to A4S unaudited balance sheets and the related statements of operations for each month-end period since December 31, 2005 in accordance with Section 6.12. In addition, the audited and any unaudited financial statements required to be delivered to A4S and included in the Proxy Statement pursuant to Section 6.11 shall be satisfactory to the Board of Directors of A4S in their sole and reasonable discretion.

                 (k)        Commitment for Product Liability Insurance.   Vizer shall have received a binding commitment from a reputable insurance company for a product liability insurance policy covering Vizer’s products in the amount of at least $10 million at a cost of approximately $72,000 annually, and such policy shall be in place at the time of Closing.

                 (l)        Legal Opinion.   A4S shall have received the legal opinion of counsel to the Shareholders and the Targets, in form, substance and scope reasonably satisfactory to counsel to A4S.

                  (m)        Assignment of Patent Applications and Patents.   Scott G. Sutton shall have assigned to Vizer all of Mr. Sutton’s rights, title and interest in and to all pending patent applications and issued patents, if any, associated with the Business and the Assets, in form and substance satisfactory to A4S and its counsel.

                 (n)        Contribution of Avurt Common Stock to Vizer.   The shareholders of Avurt shall have contributed all of their Avurt Common Stock to Vizer so that Avurt will be a wholly-owned subsidiary of Vizer at the Closing.

                 (o)        Other Deliveries.   The Shareholders and the Targets shall have delivered such other documents as A4S or its counsel may reasonably request to evidence the transactions contemplated hereby.

    7.2        Obligation of the Shareholders and the Targets to Close.   The obligation of the Shareholder and the Targets to close the transactions contemplated hereby shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions, or the written waiver thereof by the Shareholders:

                 (a)        Representations and Covenants.   The representations and warranties of A4S and the Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. A4S and the Merger Sub shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by A4S or the Merger Sub on or prior to the Closing Date.

                 (b)        No Injunction.   No injunction or restraining order shall be in effect which forbids or enjoins the consummation of the transactions contemplated by this Agreement, no proceedings for such purpose shall be pending, and no federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays such consummation.

                 (c)        Merger Consideration.   The Shareholders shall have received the Merger Consideration as set forth in Section 3.3.

                 (d)        Election to A4S Board of Directors.   Subject to its due diligence investigation pursuant to Section 6.3(a), A4S shall have recommended in the Proxy Statement that its shareholders elect Scott G. Sutton to the Board of Directors of A4S contingent upon consummation of the Merger, and the A4S shareholders shall have approved such election.

                 (e)        Legal Opinion.   The Shareholders shall have received the legal opinion of counsel to A4S, in form, substance and scope reasonably satisfactory to counsel to the Shareholders.

                 (f)        Release of Guaranty and Termination of Pledge.   The Shareholders shall have received a Release of Guaranty and Termination of Pledge, a form of which is attached hereto as Exhibit D, releasing the Suttons from their obligations pursuant to the Guaranty, dated as of July 7, 2006, by and among Scott G. Sutton and A4S, and terminating their obligations pursuant to the Pledge Agreement, dated as of July 7, 2006 by and among Sandy Sutton and A4S.

                 (g)        Due Diligence.   The Targets and the Shareholders shall be satisfied in their sole discretion with the results of their legal, accounting, business, employment and environmental due diligence investigations of A4S and its key managers; provided, however, that this closing condition shall expire on September 15, 2006.

                 (h)        Material Adverse Effect.   No change having, individually or in the aggregate, a Material Adverse Effect with respect to A4S since December 31, 2005 shall have occurred.

                 (i)        Approvals.   All material governmental and third party approvals, consents, permits or waivers necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained in form and substance satisfactory to the Targets and the Shareholders.

                 (j)        A4S Shareholder Approval.   A4S shall have received the approval of its shareholders for the Merger in accordance with applicable law.

                 (k)        Accumulated Cash Balance.   A4S shall have demonstrated to the satisfaction of the Shareholders (in their sole and reasonable discretion) that A4S achieved an accumulated cash balance at any time between the date hereof and the Closing Date of at least $2.25 million, less the aggregate dollar amount of pre-Closing cash advances made to the Targets by A4S pursuant to the Note.

                 (l)        Delivery of Financial Statements.   A4S shall have delivered to the Shareholders the A4S Financial Statements in accordance with Section 6.12.

                 (m)        Registration Rights Agreement.   A4S shall have entered into a Registration Rights Agreement with Scott G. Sutton and Michael Cox in the form attached as an exhibit to their employment agreements.

                 (n)        Other Deliveries.   A4S and the Merger Sub shall have delivered such other documents as the Shareholders or their counsel may reasonably request to evidence the transactions contemplated hereby.

Article VIII Indemnification

    8.1        Indemnification.

                 (a)        By the Shareholders.   Scott G. Sutton, Michael Cox and, solely with respect to Section 4.2, Sandy Sutton, jointly and severally, shall indemnify and hold harmless A4S and the Merger Sub, and each of their respective officers, employees, Affiliates and agents, at all times from and after the Closing Date, against and in respect of Losses arising from: (i) any breach of any of the representations or warranties made by the Shareholders or the Targets in this Agreement (without regard to any materiality qualification contained in any such representation or warranty); and (ii) any breach of the covenants and agreements made by the Shareholders or the Targets in this Agreement or any exhibit hereto delivered by the Shareholders or the Targets in connection with the Closing.

                 (b)        By A4S.   A4S shall indemnify and hold harmless the Shareholders and Vizer at all times from and after the Closing Date against and in respect of Losses arising from or relating to: (i) any breach of any of the representations or warranties made by A4S or the Merger Sub in this Agreement (without regard to any materiality qualification contained in any such representation or warranty); and (ii) any breach of the covenants and agreements made by A4S or the Merger Sub in this Agreement or any exhibit hereto delivered by A4S in connection with the Closing.

    8.2        Limitations of Indemnity.   Notwithstanding the foregoing, (i) no amounts shall be payable by the Shareholders, on the one hand, or A4S, on the other hand, under Section 8.1 of this Agreement unless and until the aggregate amount otherwise payable by the Shareholders or A4S, as applicable, in the absence of this clause exceeds $75,000 (the “Basket”), in which event all such amounts in excess of such $75,000 shall be due, and (ii) no claim for indemnification under Section 8.1 shall first be asserted more than 24 months after the Closing Date; provided, however, that a claim for indemnification under Sections 4.1, 4.2, 4.8, 4.10, 4.11, 4.16, 4.20, 5.1, 5.3, 5.4 or 5.7 may be asserted at any time prior to the expiration of the statute of limitations applicable thereto, including any extension thereof agreed to by the Shareholders or A4S, as applicable. In no event shall either A4S, on the one hand, or the Shareholders, on the other hand and taken together, be required to pay in excess of an amount equal to the cumulative amount of the Merger Consideration (based upon Fair Market Value) actually received by the Shareholders (the “Cap”). Neither the Basket nor the Cap shall apply to a claim for fraud. Notwithstanding anything to the contrary in this Agreement, all claims for indemnification by any of A4S or the Merger Sub from the Shareholders shall be first satisfied by the surrender of the number of shares of A4S Common Stock calculated by dividing the aggregate amount of Losses subject to indemnification by the Fair Market Value.

    8.3         Indemnification Procedures — Third Party Claims.

                 (a)        The rights and obligations of a party claiming a right of indemnification hereunder (each an “Indemnitee”) from a party to this Agreement (each an “Indemnitor”) in any way relating to a third party claim shall be governed by the following provisions of this Section 8.3:

                              (i)        The Indemnitee shall give prompt written notice to the Indemnitor of the commencement of any claim, action suit or proceeding, or any threat thereof, or any state of facts which Indemnitee determines will give rise to a claim by the Indemnitee against the Indemnitor based on the indemnity agreements contained in this Agreement setting forth, in reasonable detail, the nature and basis of the claim and the amount thereof, to the extent known, and any other relevant information in the possession of the Indemnitee (a “Notice of Claim”). The Notice of Claim shall be accompanied by any relevant documents in the possession of the Indemnitee relating to the claim (such as copies of any summons, complaint or pleading which may have been served and, or any written demand or document evidencing the same). No failure to give a Notice of Claim shall affect, limit or reduce the indemnification obligations of an Indemnitor hereunder, except to the extent such failure actually prejudices such Indemnitor’s ability successfully to defend the claim, action, suit or proceeding giving rise to the indemnification claim.

                              (ii)        In the event that an Indemnitee furnishes an Indemnitor with a Notice of Claim, then upon the written acknowledgment by the Indemnitor given to the Indemnitee within 30 days of receipt of the Notice of Claim, stating that the Indemnitor is undertaking and will prosecute the defense of the claim under such indemnity agreements and confirming that based on the information available as between the Indemnitor and the Indemnitee, the claim covered by the Notice of Claim is subject to this Article VIII and that the Indemnitor will be able to pay the full amount of potential liability in connection with any such claim (including, without limitation, any action, suit or proceeding and all proceedings on appeal or other review which counsel for the Indemnitee may reasonably consider appropriate) (an “Indemnification Acknowledgment”), then the claim covered by the Notice of Claim may be defended by the Indemnitor, at the sole cost and expense of the Indemnitor; provided, however, that the Indemnitee is authorized to file any motion, answer or other pleading that may be reasonably necessary or appropriate to protect its interests during such 30-day period. The delivery of an Indemnification Acknowledgment shall not preclude Indemnitor’s subsequent right to deny indemnification and Indemnitor’s right to reimbursement of all costs of any nature incurred, if it is ultimately determined that such claim was not indemnifiable by Indemnitor. However, in the event the Indemnitor does not furnish an Indemnification Acknowledgment to the Indemnitee or does not offer reasonable assurances to the Indemnitee as to Indemnitor’s financial capacity to satisfy any final judgment or settlement, the Indemnitee may, upon written notice to the Indemnitor, assume the defense (with legal counsel chosen by the Indemnitee) and dispose of the claim, at the sole cost and expense of the Indemnitor. Notwithstanding receipt of an Indemnification Acknowledgment, the Indemnitee shall have the right to employ its own counsel in respect of any such claim, action, suit or proceeding, but the fees and expenses of such counsel shall be at the Indemnitee’s own cost and expense, unless (A) the employment of such counsel and the payment of such fees and expenses shall have been specifically authorized by the Indemnitor in connection with the defense of such claim, action, suit or proceeding, or (B) the Indemnitee shall have reasonably concluded based upon a written opinion of counsel that there may be specific defenses available to the Indemnitee which are different from or in addition to those available to the Indemnitor in which case the costs and expenses incurred by the Indemnitee shall be borne by the Indemnitor.

                              (iii)        The Indemnitee or the Indemnitor, as the case may be, who is controlling the defense of the claim, action, suit or proceeding, shall keep the other fully informed of such claim, action, suit or proceeding at all stages thereof, whether or not such party is represented by counsel. The parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such claim, action, suit or proceeding. Subject to the Indemnitor furnishing the Indemnitee with an Indemnification Acknowledgment in accordance with Subsection (ii), the Indemnitee shall cooperate with the Indemnitor and provide such assistance, at the sole cost and expense of the Indemnitor, as the Indemnitor may reasonably request in connection with the defense of any such claim, action, suit or proceeding, including, but not limited to, providing the Indemnitor with access to and use of all relevant corporate records and making available its officers and employees for depositions, pre-trial discovery and as witnesses at trial, if required. In requesting any such cooperation, the Indemnitor shall have due regard for, and attempt not to be disruptive of, the business and day-to-day operations of the Indemnitee and shall follow the requests of the Indemnitee regarding any documents or instruments which the Indemnitee believes should be given confidential treatment.

                 (b)        Neither party shall make or enter into any settlement of any claim, action, suit or proceeding which one party has undertaken to defend, without the other party’s prior written consent (which consent shall not be unreasonably withheld or delayed), unless there is no obligation, directly or indirectly, on the part of such other party to contribute to any portion of the payment for any of the Losses, such other party receives a general and unconditional release with respect to the claim (in form, substance and scope reasonably acceptable to such other party), there is no finding or admission of any violation of law by, or effect on any other claim that may be made against such other party and, in the reasonable judgment of such other party, the relief granted in connection therewith is not likely to have a Material Adverse Effect on such other party or its reputation or prospects.

                 (c)        Any claim for indemnification that may be made under more than one subsection under Section 8.1 may be made under the subsection that the claiming party may elect in its sole discretion, notwithstanding that such claim may be made under more than one subsection.

     8.4         Indemnification Procedures - Other Claims, Indemnification Generally.

                 (a)        A claim for indemnification for any matter not relating to a Third Party Claim may be asserted by giving reasonable notice directly by the Indemnitee to the Indemnitor. The Indemnitee shall afford the Indemnitor access to all relevant corporate records and other information in its possession relating thereto.

                 (b)        If any party becomes obligated to indemnify another party with respect to any claim for indemnification hereunder and the amount of liability with respect thereto shall have been finally determined in accordance with this Article VIII, the Indemnifying Party shall pay such amount to the Indemnified Party in immediately available funds within ten days following written demand by the Indemnified Party. The indemnifying party shall not be obligated to pay any amount under this Article VIII until such final determination.

    8.5        Exclusive Remedy.   The provisions for indemnification set forth in this Article VIII are the exclusive remedies of A4S and the Shareholders arising out of or in connection with this Agreement, and shall be in lieu of any rights under contract, tort, equity or otherwise (other than claims based on actual fraud or intentional breach of this Agreement).

    8.6        Offset.   Any amount owing under any provision of this Agreement may be offset by A4S or the Shareholders against any amount owing under any other provision of this Agreement.

Article IX Miscellaneous

    9.1        Termination. Anything herein to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date (a) by mutual written consent of A4S and the Shareholders; (b) by either A4S or the Shareholders if for any reason the Closing shall not have occurred on or before 30 days from the date of the Meeting as it may be adjourned and re-convened (but in any event on or before December 31, 2006 or such other date as may be mutually agreed by the parties); (c) by either A4S or the Shareholders in the event that a condition to the terminating party’s obligations to close the transactions contemplated by this Agreement shall become incapable of satisfaction; (d) by either A4S, on the one hand, or by the Targets or the Shareholders, on the other hand, at any time prior to September 15, 2006 in the event A4S, on the one hand, or the Targets or the Shareholders, on the other hand, is not satisfied with the results of its legal, accounting, business, employment and environmental due diligence investigations in its sole discretion; or (e) by A4S in the event the Board of Directors of A4S is not satisfied (in its sole and reasonable discretion) with the audited financial statements required to be delivered to A4S and included in the Proxy Statement pursuant to Section 6.11 (the right under this 9.1(e) expires upon the filing of the Proxy Statement); provided, however, that no party shall be entitled to terminate this Agreement in the event that the failure of the Closing to occur or any condition to Closing to be satisfied shall be attributable to such party’s willful breach of this Agreement.

    9.2        Publicity.   No press release or other public announcement concerning this Agreement or the transactions contemplated hereby shall be made by the Shareholders without the prior written consent of A4S or by A4S without the written consent of the Shareholders, except, in each case, as required by law, including federal and state securities laws. A4S and the Shareholders understand and acknowledge that A4S is a publicly-held company subject to the Exchange Act and other securities laws.

    9.3        Entire Agreement.   This Agreement and the schedules and exhibits delivered in connection herewith constitute the entire agreement of the parties with respect to the subject matter hereof, and supercedes all other agreements between the parties including, without limitation, the Letter of Intent between the parties dated July 6, 2006. The representations, warranties, covenants and agreements set forth in this Agreement and in any schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties hereto and upon which the parties have relied, and except as specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

    9.4        Notices.     Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given or made for all purposes if (i) hand delivered, (ii) sent by a nationally recognized overnight courier for next business day delivery or (iii) sent by telephone facsimile transmission (with prompt oral confirmation of receipt) as follows:

If to A4S or the Merger Sub:

A4S Security, Inc. 489 North Denver Avenue Loveland, Colorado 80537 Attention: Gregory Pusey Telecopy No.: (303) 722-4011

with a copy to:

Brownstein Hyatt & Farber, P.C. 410 Seventeenth Street, 22nd Floor Denver, Colorado 80202 Attention: Adam J. Agron Telecopy No.: (303) 223-1111

If to the Shareholders:

Sandy Sutton 1300 Laurel Street Broomfield, Colorado 80020

Scott G. Sutton 1300 Laurel Street Broomfield, Colorado 80020

Michael Cox 4229 Alcott Street Denver, Colorado 80211

If to Vizer or Avurt:

Vizer Group, Inc. Avurt International, Inc. 10855 Dover Street, Suite 1000 Westminster, Colorado 80021 Attention: Scott G. Sutton Telecopy No.: (303) 439-0414

with a copy to:

Robinson Waters & O'Dorisio 1099 18th Street, 26th Floor Denver, Colorado 80202 Attention: Bryan D. Biesterfeld Telecopy No.: (303) 297-2750

or at such other address as any party may specify by notice given to the other party in accordance with this Section 9.4. The date of giving of any such notice shall be the date of hand delivery, the business day sent by telephone facsimile, and the day after delivery to the overnight courier service.

    9.5        Waivers and Amendments.   This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

    9.6        Counterparts.   This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

    9.7        Choice of Law.   This Agreement shall be governed by, and construed in accordance with the internal laws of the State of Colorado, without reference to the choice of law or conflicts of law principles thereof. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

    9.8        Assignment.   This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective heirs, administrators, successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder shall be assignable by either party without the other party’s prior written consent.

    9.9        Negotiated Agreement.   The parties hereby acknowledge that the terms and language of this Agreement were the result of negotiations among the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any particular party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

    9.10        Business Days.   Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon any day which is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding Business Day.

    9.11        Further Assurances.   From time to time after the Closing, each party will timely execute and deliver to the other such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by such party or its counsel in order to vest in A4S all right, title and interest of the Shareholders in and to the Vizer Common Stock, in order to vest in the Shareholders all right, title and interest of the Shareholders in and to the Merger Consideration and any A4S Common Stock issued to the Shareholders pursuant to Section 3.5, and otherwise in order to carry out the purpose and intent of this Agreement.

    9.12        Expenses.   Each of A4S, Vizer Sub, Avurt Sub and the Shareholders shall bear all of their own expenses in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including without limitation all fees and expenses of its agents, representatives, counsel and accountants; provided, however, that if the transactions contemplated by this Agreement are not consummated, the costs associated with the completion of the audit of the Targets’ financial statements pursuant to Section 6.12 shall be split equally between A4S and the Shareholders; provided, further, that the Shareholders shall have the right to review and approve the auditor’s fees and budgets in advance of being performed.

*  *  *  *  *   *  *  *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

A4S:

A4S SECURITY, INC.

By:   /s/ Gregory Pusey
Name:   Gregory Pusey
Title:     Chairman

MERGER SUB:

VIZER MERGER SUB, INC.

By:   /s/ Gregory Pusey
Name:   Gregory Pusey
Title:     President

VIZER:

VIZER GROUP, INC.

By:   /s/ Scott G. Sutton
Name:   Scott G. Sutton
Title:

AVURT:

AVURT INTERNATIONAL, INC.

By:   /s/ Scott G. Sutton
Name:   Scott G. Sutton
Title:

SHAREHOLDERS: /s/ Sandy Sutton Sandy Sutton /s/ Scott G. Sutton Scott G. Sutton /s/ Michael Cox Michael Cox

Exhibit A

Pro Rata Ownership of the Shareholders

Name	Ownership

Scott G. and Sandy Sutton, jointly	90%
Michael Cox	10%

Schedule Totals	100%

Notes:

1.	For purposes of adjustments to the Merger Consideration for repayments of the Personal Loan under Section 3.4 of the Plan of Merger, the entire adjustment is to be made to the joint ownership portion held by Scott G. and Sandy Sutton.

Exhibit B-1

Form of Employment Agreement of Scott G. Sutton

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of ____________, 2006, by A4S Security, Inc., a Colorado corporation (the “Employer”), and Scott G. Sutton, an individual who is a resident of _____________, Colorado (the “Executive”).

RECITALS

        WHEREAS,        the Employer wishes to employ Executive upon the terms and conditions set forth in this Agreement; and

        WHEREAS,       the Employee wishes to be employed upon the terms and conditions set forth herein.

AGREEMENT

        The parties, intending to be legally bound, agree as follows:

1.     DEFINITIONS

        For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

        “Agreement” means this Employment Agreement, as amended, restated or otherwise modified from time to time.

        “Basic Compensation” means Salary and Benefits.

        “Benefits” is defined in Section 3.3.

        “Board of Directors” means the board of directors of the Employer.

        “Change in Control” means (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of the beneficial ownership of more than 50% of the outstanding securities of the Employer; (b) a merger or consolidation in which the Employer is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Employer is incorporated; (c) sale, transfer or other disposition of all or substantially all of the assets of the Employer; (d) a complete liquidation or dissolution of the Employer; or (e) any reverse merger in which the Employer is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Employer’s outstanding securities are transferred to a person or persons different from the person’s holding those securities immediately prior to such merger.

        “Confidential Information” means any and all:

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             (a)        trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the Colorado Uniform Trade Secrets Act, as in effect as of the date hereof and as amended from time to time.

             (b)        information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; and

             (c)        notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

        “disability” is defined in Section 6.2.

        “Effective Date” means the date stated in the first paragraph of this Agreement.

        “Employee Invention” means any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registrable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive’s employment with the Employer, that is based upon or uses Confidential Information.

        “Employment Period” means the term of the Executive’s employment under this Agreement.

        “Fiscal Year” means the Employer’s fiscal year, as it exists on the Effective Date, which on the Effective Date is the calendar year.

        “for cause” is defined in Section 6.3.

        “for good reason” is defined in Section 6.4.

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        “person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

        “Post-Employment Period” is defined in Section 8.2.

        “Proprietary Items” is defined in Section 7.2(a)(iv).

        “Salary”is defined in Section 3.1.

2.    EMPLOYMENT TERMS AND DUTIES

       2.1        Employment. The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

       2.2        Basic Term. Subject to the provisions of Section 6, the basic term of the Executive’s employment under this Agreement will begin on the Effective Date and end two years and one day from the Effective Date.

      2.3        Duties. The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors, and will initially serve as President of the Employer. The Executive will devote all of his business time, attention, skill, and energy to the business of the Employer, will use his best efforts to promote the success of the Employer’s business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section 2.3, however, will prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive’s duties under this Agreement. In addition, provided that Executive obtains the advance written consent of the Board of Directors, Executive may serve on the board of directors of other companies, with any current board positions of the Executive, being accepted as of the date of this Agreement. If the Executive is elected as a director of the Employer or as a director or officer of any of its affiliates, the Executive will fulfill his duties as such director or officer without additional compensation.

3.     COMPENSATION

       3.1        Salary. The Executive will be paid an annual salary of $140,000, subject to adjustment as provided below (the “Salary”), which will be payable in equal periodic installments according to the Employer’s customary payroll practices, but no less frequently than monthly. The Salary may be reviewed by the Board of Directors, and may be adjusted upward, but not downward in the sole discretion of the Board of Directors.

       3.2        Bonus. The Board of Directors will create a bonus plan for executive officers, which shall include the Executive. The terms, objectives and amounts of the bonus plan will be determined by the Board of Directors.

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       3.3        Benefits. The Executive will, during the Employment Period, be permitted to participate in such hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the “Benefits”).

4.     FACILITIES AND EXPENSES.

        The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel, as the Employer deems necessary or appropriate for the performance of the Executive’s duties under this Agreement. The Employer will pay the Executive’s dues in such professional societies and organizations as the Board of Directors deems appropriate, and will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive’s duties pursuant to this Agreement, and in accordance with the Employer’s employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer’s policies. All expenses shall be reimbursed within 30 days of submission of appropriate expense reports.

5.     VACATIONS AND HOLIDAYS

        The Executive will be entitled to four weeks’ paid vacation each Fiscal Year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Such policies may include provisions for carryover of unused vacation as well as requirements to secure advance approval for carryover of unused vacation hours. The Executive will also be entitled to the paid holidays set forth in the Employer’s policies. If the Executive is unable to perform his duties for physical or mental reasons, then Employer shall provide Executive with his Basic Compensation until Executive’s employment is terminated due to the disability of the Executive.

6.     TERMINATION

         6.1        Events of Termination. The Employment Period, the Executive’s Basic Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 6):

                 (a)        upon the death of the Executive;

                 (b)        upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other;

                 (c)         for cause (as defined in Section 6.3), as determined by the Board of Directors immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify;

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                 (d)        for good reason (as defined in Section 6.4) upon not less than 30 days’ prior notice from the Executive to the Employer, which notice specifies the Executive’s intent to terminate this Agreement and the factual basis for such termination, it being understood that if the Employer can cure the problem giving rise to such termination within such 30-day period, the termination will not occur; or

                 (e)        upon notice by the Board of Directors.

    6.2        Definition of “Disability.” For purposes of Section 6, the Executive will be deemed to have a “disability” if, for physical or mental reasons, the Executive is unable to perform the Executive’s duties under this Agreement for 90 consecutive days, or 120 days during any 12-month period, as determined in accordance with this Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive’s legal guardian or duly authorized attorney-in-fact will act in the Executive’s stead, under this Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

    6.3        Definition of “For Cause.” For purposes of Section 6, the phrase “for cause” means: (a) the Executive’s material breach of this Agreement; (b) the Executive’s willful failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the 10-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer’s funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony.

    6.4        Definition of “For Good Reason.” For purposes of Section 6, the phrase “for good reason” means: (a) the Employer’s material breach of this Agreement; or (b) a material reduction in Executive’s position, duties and responsibilities from those described in Section 2.3 of this Agreement.

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    6.5        Termination Pay. Effective upon the termination of this Agreement during the term specified in Section 2.2, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.5, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer (as set forth in a valid release of the Employer and its agents and affiliates signed by the Executive). For purposes of this Section 6.5, the Executive’s designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive’s estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive’s personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

             (a)        Termination by the Executive for Good Reason. If the Executive terminates this Agreement for good reason, the Employer will pay the Executive the Executive’s Salary in periodic installments according to the Employer’s customary payroll practices until six months after the date such termination is effective. In addition, if the Executive terminates this Agreement for good reason, an amount equal to 66.67% of the Executive's pro rata portion (which portion shall include, for purposes of this Agreement, Sandy Sutton's pro rata portion) of the unearned Earn-Out (as defined in the Plan of Merger dated as of September 3, 2006, by and among the Employer, Vizer Merger Sub, Inc., Vizer Group, Inc., Avurt International, Inc., the Executive, Sandy Sutton and Michael Cox (the "Plan of Merger")) shall be deemed earned in full and be payable in equal monthly installments over the number of full months remaining in the Earn-Out Period (as defined in the Plan of Merger). The unearned portion of the Earn-Out shall be determined by the following formula: (i) $2,000,000; less (ii) all amounts previously earned (whether paid or payable) under the Earn-Out. Except as specifically set forth in this Section 6.5(a), the amount payable under this Section 6.5(a) shall be paid in accordance with the terms of the Plan of Merger.

             (b)        Termination by the Employer for Cause. If the Employer terminates this Agreement for cause, the Executive will be entitled to receive his Salary only through the date such termination is effective.

             (c)        Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive’s disability, as determined under Section 6.2, the Employer will pay the Executive the Executive’s Salary in periodic installments according to the Employer’s customary payroll practices until six months after the date such termination is effective.

             (d)        Termination upon Death. If this Agreement is terminated because of the Executive’s death, the Executive will be entitled to receive the Executive’s Salary in periodic installments according to the Employer’s customary payroll practices until six months after the date such termination is effective.

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             (e)        Termination Upon Notice by the Board of Directors. If the Board of Directors provides notice of termination of this Agreement which is not for cause, then the Employer will pay the Executive the Executive’s Salary in periodic installments according to the Employer’s customary payroll practices until six months after the date such termination is effective. In addition, if the Board of Directors provides notice of termination of this Agreement which is not for cause, an amount equal to 66.67% of the Executive’s pro rata portion (which portion shall include, for purposes of this Agreement, Sandy Sutton's pro rata portion) of the unearned Earn-Out (as defined in the Plan of Merger) shall be deemed earned in full and be payable in equal monthly installments over the number of full months remaining in the Earn-Out Period (as defined in the Plan of Merger).  The unearned portion of the Earn-Out shall be determined by the following formula: (i) $2,000,000; less (ii) all amounts previously earned (whether paid or payable) under the Earn-Out.  Except as specifically set forth in this Section 6.5(e), the amount payable under this Section 6.5(e) shall be paid in accordance with the terms of the Plan of Merger.

             (f)        Benefits. The Executive’s accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans; provided, that, if this Agreement is terminated pursuant to Sections 6.1 (a), (c) or (e), then the Executive will be entitled to continue to receive his Benefits until six months after the date such termination is effective. The Executive will receive, as part of his termination pay pursuant to this Section 6, compensation for any accrued but unused vacation pay on the date the notice of termination is given under this Agreement.

             (g)           Termination After Change in Control. Notwithstanding the foregoing, if the Executive’s employment is terminated pursuant to Section 6.1(d) or 6.1(e) at any time within 90 days following a Change in Control, then the Employer will pay the Executive his salary in periodic installments according to the Employer’s customary payroll practices until 12 months after the date such termination is effective and Executive shall be entitled to receive Benefits during the same twelve month period.

7.     NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

    7.1        Acknowledgments by the Executive. The Executive acknowledges that (a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Employer’s business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; and (d) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

    7.2        Agreements of the Executive. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

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             (a)        Confidentiality.

             (i)        During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

            (ii)        Any trade secrets of the Employer will be entitled to all of the protections and benefits under the Colorado Uniform Trade Secrets Act, as in effect on the date hereof, and as amended from time to time, and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

            (iii)        None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

            (iv)        The Executive will not remove from the Employer’s premises (except to the extent such removal is for purposes of the performance of the Executive’s duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the “Proprietary Items”). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive’s possession or subject to the Executive’s control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

             (b)        Employee Inventions. Until this Agreement is terminated, each Employee Invention will belong exclusively to the Employer. The Executive acknowledges that the Executive’s writing, works of authorship, and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. The Executive covenants that he will promptly:

(i) disclose to the Employer in writing any Employee Invention;

            (ii)        assign to the Employer or to a party designated by the Employer, at the Employer’s request and without additional compensation, all of the Executive’s right to the Employee Invention for the United States and all foreign jurisdictions;

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             (iii)        execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

(iv) sign all other papers necessary to carry out the above obligations; and

(v) give testimony and render any other assistance, without expense to the Executive, in support of the Employer’s rights to any Employee Invention.

    7.3        Disputes or Controversies. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

8.     NON-COMPETITION AND NON-INTERFERENCE

    8.1        Acknowledgments by the Executive. The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer’s business is expected to be international in scope and its products are expected to be marketed throughout the world; (c) the Employer competes with other businesses that are or could be located in any part of the world; and (d) the provisions of this Section 8 are reasonable and necessary to protect the Employer’s business.

    8.2        Covenants of the Executive. In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

             (a)        during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive’s name or any similar name to, lend Executive’s credit to or render services or advice to, any business whose products or activities involve the use of mobile digital video; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

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             (b)        whether for the Executive’s own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Employer, from any person known by the Executive to be a customer of the Employer, whether or not the Executive had personal contact with such person during and by reason of the Executive’s employment with the Employer;

             (c)        whether for the Executive’s own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer; or (ii) at any time during the Employment Period and for two years thereafter, interfere with the Employer’s relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer; or

             (d)        at any time during or after the Employment Period, publicly disparage the Employer or any of its shareholders, directors, officers, employees, or agents.

        For purposes of Section 8.2(a), (b) and (c), the term “Post-Employment Period” commences on the date of termination of the Executive’s employment with the Employer and continues for the six month period thereafter. Provided, that, at the election of the Employer, such period may be extended for up to 12 additional months by notice from the Employer to the Executive within 30 days of termination of the Executive’s employment with the Employer. If Employer exercises this right by providing timely notice to Executive of Employer’s exercise of this right and the number of months (not to exceed 12) that Employer has elected to extend the Post-Employment Period, the Employer shall during each month so extended pay Executive at a rate equal to the greater of: (i) 66.7% of the Executive’s monthly Salary at termination; or (ii) the amount payable under Section 6.5 (g), and shall continue for such period any Benefits the Executive was receiving at termination. Provided further, that in the event of termination after a Change in Control as provided in Section 6.5(g), the term “Post-Employment Period” in this Section 8.2 shall mean the 12-month period beginning on the date of termination of the Executive’s employment with the Employer and the Employer shall have no right to further extend the period pursuant to this Section 8.2.

        If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

        The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant.

        The Executive will, while the covenant under this Section 8.2 is in effect, give notice to the Employer, within 10 days after accepting any other employment, of the identity of the Executive’s employer. The Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer’s election, furnish such employer with a copy of this Agreement or relevant portions thereof.

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9.     GENERAL PROVISIONS

    9.1        Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. Without limiting the Employer’s rights under this Section 9 or any other remedies of the Employer, if the Executive breaches any of the provisions of Section 7 or 8, the Employer will have the right to cease making any payments otherwise due to the Executive under this Agreement.

    9.2        Covenants of Sections 7 and 8 Are Essential and Independent Covenants. The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement, and without the Executive’s agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

        The Executive’s covenants in Sections 7 and 8 are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise, will not excuse the Executive’s breach of any covenant in Section 7 or 8.

        If the Executive’s employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8.

    9.3               Representations and Warranties by the Executive. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

    9.4        Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

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    9.5        Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

    9.6        Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Employer: If to the Executive:	A4S Security, Inc. 489 Denver Avenue Loveland, CO 80537 Fax: (970) 461-0717 Scott G. Sutton 1300 Laurel Street Broomfiled, CO 80020

    9.7        Entire Agreement; Amendments. This Agreement, Exhibit A attached hereto and the Plan of Merger contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. In addition, simultaneously upon the execution hereof, the Employer and the Executive shall enter into the Registration Rights Agreement in the form attached hereto as Exhibit A. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

    9.8         Governing Law. This Agreement will be governed by the laws of the State of Colorado without regard to conflicts of laws principles.

    9.9        Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Colorado, County of Larimer or, if it has or can acquire jurisdiction, in the United States District Court located in Denver, Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

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    9.10        Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

    9.11        Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

    9.12        Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

    9.13         Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER: A4S SECURITY, INC. By: Name: Title: EXECUTIVE: Scott G. Sutton

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Exhibit A

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of __________ __, 2006 (the “Effective Date”), by and between A4S Security, Inc., a Colorado corporation (the “Company”), and Scott G. Sutton, Sandy Sutton and Michael Cox (each, a “Stockholder” and collectively, the “Stockholders”). The Company and the Stockholders are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

      The Parties agree as follows:

1.        Definitions. For purposes of this Agreement, the following terms have the indicated meanings:

             1.1        "Common Stock" means the Company's Common Stock, no par value per share.

             1.2        "Demand Registration" has the meaning set forth in Section 2.1 hereof.

             1.3        “Employment Agreement” means the Employment Agreement between the Company and Scott G. Sutton (“Sutton”) of even date herewith (as such Employment Agreement may be amended from time to time).

             1.4        “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, or successor statute (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document.

             1.5        “Registrable Securities” means (i) the shares of Common Stock of the Company issued to the Stockholders pursuant to the Plan of Merger dated as of August __, 2006 between the Company, Vizer Merger Sub, Inc. Avurt Merger Sub, Inc., Vizer Group, Inc., Avurt International, Inc. and the Stockholders, and (ii) any Common Stock issued or issuable to the Stockholders with respect to the Common Stock referred to in clause (i) by way of a dividend, split, or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization; provided however, that with respect to any Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective, (y) such securities can be sold in compliance with paragraph (d) of Rule 145 or (z) such securities can be sold to the public in accordance with Rule 144.

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2.     Registration Rights.

         2.1        Demand Registration.   At any time within six months following the termination of Sutton’s employment with the Company without Cause (as defined in the Employment Agreement) pursuant to the terms of the Employment Agreement, Sutton may request registration under the Securities Act of the Registrable Securities on Form S-3 or any similar short-form registration statement that is available to the Company. Only one registration may be demanded pursuant to this section (a “Demand Registration”). The Company may postpone for up to six months the filing or the effectiveness (which may include the withdrawal of an effective registration statement) of a registration statement pursuant to this Section 2.1 if the Company’s board of directors reasonably determines in its good faith judgment that, because of the existence of any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition or financing activity (other than in the ordinary course of business) or the unavailability for reasons beyond the Company’s control of any required financial statements, or any other event or condition of similar significance to the Company, it would be materially disadvantageous to the Company for such a registration statement to be maintained effective, or to be filed and become effective. The Company may include in a Demand Registration any securities that are not Registrable Securities.

         2.2        Piggyback Registration.   In the event the Company proposes to register any of its securities under the Securities Act in an underwritten offering on any form (other than Form S-4 or Form S-8) that would legally permit the inclusion of Registrable Securities, the Company shall give the Stockholders written notice thereof as soon as practicable but in no event less than 30 days prior to the filing of such registration, and shall provide the Stockholders an opportunity to include in such registration all Registrable Securities requested by the Stockholders in writing to be included therein, subject to the limitations set forth in this Section 2.2. If any Stockholder chooses to include in any such registration statement all or any part of the Registrable Securities it holds, such Stockholder shall, within 10 days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Stockholder. If any Stockholder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Stockholder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to underwritten offerings of its securities, all upon the terms and conditions set forth herein. The provisions of this Section 2.2 shall only apply to underwritten offerings by the Company and the Stockholders shall not have piggyback registration rights for any other registration statement filed by the Company.

         2.3        Underwriting.   If the registration statement for which the Stockholders have registration rights under this Agreement is for an underwritten offering, the Company shall so advise the Stockholders. The right of the Stockholders to be included in a registration pursuant to this Agreement shall be conditioned upon the Stockholders’participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. If the Stockholders elect to participate in such offering, the Stockholders shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, the Company, upon advice from its underwriters, reserves the right to reduce (on a pro rata basis) or eliminate the number of shares that may be included in the underwriting based upon a good faith determination that marketing factors require a limitation or elimination of the number of shares to be underwritten. The Company or its underwriters may also condition the participation of the Stockholders in such underwriting upon the Stockholders entering into a lock-up agreement with the Company or its underwriters for such period of time deemed appropriate by the underwriters. If any Stockholder disapproves of the terms of any such underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement.

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         2.4        Costs of Registration.   The Company shall bear the costs of each registration in which the Stockholders participate pursuant to Sections 2.1 and 2.2, but excluding any underwriting discounts or commissions on the sale of Registrable Securities.

         2.5        Transferability of Registration Rights.   The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may not be transferred by the Stockholders.

         2.6        Reports under Securities Exchange Act of 1934.   With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Stockholders to sell securities of the Company to the public pursuant to a registration on Form S-3 or without registration, the Company agrees to:

             (a)        make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

             (b)        file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

             (c)        furnish to the Stockholders, so long as accurate and so long as the Stockholders own any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (or any successor form that provides for short-form registration) (at any time after it so qualifies), and such other information as may be reasonably requested in availing the Stockholders of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

3.     Obligations of the Company.

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        In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

         3.1        The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a registration statement and the prospectus used in connection with the registration statement as may be necessary to keep the registration statement effective at all times required for such registration statement under this Agreement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the registration statement until the termination of said period.

         3.2        The Company shall furnish to the Stockholders and their one legal counsel selected by the Stockholders, if any (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the registration statement and any amendment thereto, each prospectus, including any preliminary prospectus, and each amendment or supplement thereto, and, in the case of a registration statement referred to in Section 2.1 or 2.2, each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such registration statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Stockholders may reasonably request in order to facilitate the disposition of the Registrable Securities covered by the registration statement that are owned (or to be owned) by the Stockholders. All correspondence to or from the SEC or its staff shall, subject to applicable law and legal process, be kept confidential by the Stockholders.

         3.3        The Company shall use reasonable efforts to (a) register and qualify the Registrable Securities covered by the registration statement under securities laws of such jurisdictions in the United States as the Stockholders reasonably request, (b) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof for a period of three months following the effective date of the registration statement or such longer period of time deemed reasonable by the Company’s board of directors (the “Registration Period”), (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.3, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause the Company material expense or burden, or (v) make any change in its charter or by-laws, which in each case the board of directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

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         3.4        In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

         3.5        As soon as practicable after becoming aware of such event, the Company shall notify the Stockholders of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts as soon as practicable to prepare a supplement or amendment to (and, in the event of an amendment, obtain the effectiveness thereof) the registration statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Stockholders as the Stockholders may reasonably request.

         3.6        The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable time and to notify the Stockholders (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

         3.7        The Company shall permit a single firm of counsel designated by the Stockholders holding a majority of the Registrable Securities to review the registration statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC.

         3.8        The Company shall make generally available to its security holders as soon as practical an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a 12-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date (as defined in said Rule 158) of the registration statement.

         3.9        In the event Registrable Securities are being sold through underwriters, the Company shall use its best efforts to furnish, on the date that such Registrable Securities are sold, (a) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (b) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

         3.10        In the event Registrable Securities are being sold through underwriters, the Company shall make available for inspection by (a) any underwriter participating in any disposition pursuant to the registration statement, and (b) one firm of attorneys retained by all such underwriters all pertinent financial and other records, and pertinent corporate documents and properties of the Company, as shall be reasonably requested by any of the foregoing and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request.

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         3.11        The Company shall hold in confidence and not make any disclosure of information concerning the Stockholders provided to the Company unless (a) disclosure of such information is necessary to comply with federal or state securities laws, (b) the disclosure of such information is necessary to avoid or correct a material misstatement or omission in any registration statement, (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or is otherwise required by applicable law or legal process, (d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the Company), or (e) the Stockholders consent to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning the Stockholders is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Stockholders prior to making such disclosure, and allow the Stockholders, at their expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

         3.12        The Company shall cooperate with the Stockholders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the registration statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Stockholders may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Stockholders may request.

         3.13        At the request of the Stockholders, the Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a registration statement and the prospectus used in connection with the registration statement as may be necessary in order to change the description of the plan of distribution set forth in such registration statement.

         3.14        The Company shall comply with all applicable laws related to the applicable registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act, and the rules and regulations promulgated by the SEC).

4.     Obligations of the Stockholders.

        In connection with the registration of the Registrable Securities, the Stockholders shall have the following obligations:

         4.1        The Stockholders shall furnish to the Company such information regarding itself, the Registrable Securities held by him and the intended method of disposition of the Registrable Securities held by him as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least 10 business days prior to the first anticipated filing date of the registration statement, the Company shall notify the Stockholders of the information the Company requires from the Stockholders.

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         4.2        The Stockholders, by acceptance of the Registrable Securities, agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the registration statements hereunder, unless the Stockholders have notified the Company in writing of their election to exclude all of their Registrable Securities from the applicable registration statement.

         4.3        In the event the Registrable Securities are included in a registration statement, the Stockholders understand that the Securities Act may require delivery of a prospectus relating thereto in connection with any sale thereof pursuant to such registration statement, and each Stockholder shall comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

         4.4        The Stockholders agree to notify the Company promptly, but in any event within five business days after the date on which all Registrable Securities covered by a registration statement that are owned by the Stockholders have been sold by the Stockholders, if such date is prior to the expiration of the Registration Period, so that the Company may comply with its obligation to terminate such registration statement in accordance with Item 512(a)(3) of Regulation S-K.

         4.5        The Stockholders agree that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 3.5, the Stockholders will immediately discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Stockholders’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.5 and, if so directed by the Company, the Stockholders shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Stockholders’ possession (other than a limited number of permanent file copies), of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         4.6        The Stockholders may not participate in any underwritten distribution pursuant to a registration statement under Sections 2.1 or 2.2 unless the Stockholders (a) agree to sell their Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (c) agree to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 2.4.

5.     Indemnification.

        In the event any Registrable Securities are included in a registration statement under this Agreement:

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         5.1        The Company agrees to indemnify, to the fullest extent permitted by law, the Stockholders against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by and contained in any information furnished in writing to the Company by the Stockholders expressly for use therein. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5.1, as it pertains to any preliminary or final prospectus, shall not inure to the benefit of any indemnified Party if the untrue statement or omission of material fact contained in the preliminary or final prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3.3 hereof, and the indemnified Party was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such indemnified Party, notwithstanding such advice, used such incorrect prospectus.

         5.2        In connection with any registration statement in which the Stockholders are participating, the Stockholders will furnish to the Company in writing information regarding such Stockholder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall indemnify the Company, its directors, officers, employees and agents and each Party who controls (within the meaning of the Securities Act) the Company or such other indemnified Party against any losses, claims, damages, liabilities and expenses (including with respect to any claim for indemnification hereunder asserted by any other indemnified Party) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by the Stockholders.

         5.3        Any Party entitled to indemnification hereunder shall give prompt written notice to the indemnifying Party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying Party from its obligation under this Section 5, except to the extent that the indemnifying Party has been materially prejudiced by such failure to provide such notice.

         5.4        In any case in which any such action is brought against any indemnified Party, and it notifies an indemnifying Party of the commencement thereof, the indemnifying Party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Party, and after notice from the indemnifying Party to such indemnified Party of its election so to assume the defense thereof, the indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified Party hereunder for any legal or other expense subsequently incurred by such indemnified Party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified Party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying Party, in which event the indemnified Party shall be reimbursed by the indemnifying Party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying Party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying Party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying Party without the consent of the indemnified Party (which consent shall not be unreasonably withheld).

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         5.5        The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Party and will survive the transfer of the Registrable Securities.

6.     Miscellaneous.

         6.1        Enforceability/Severability.   If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         6.2        Remedies.   The Parties shall be entitled to enforce their rights under this Agreement specifically or to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or the Stockholders may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         6.3        Entire Agreement; Successors and Assigns.   Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the Parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the Parties. This Agreement may not be assigned by any Stockholder.

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         6.4        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to conflicts of laws principles.

         6.5        Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and all of which taken together constitute one and the same instrument.

         6.6        Headings. The section headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         6.7        Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

If to the Stockholders:

Scott G. Sutton ____________________ ____________________ ____________________

Sandy Sutton ____________________ ____________________ ____________________

Michael Cox ____________________ ____________________ ____________________

with a copy to:

Robinson Waters & O'Dorisio 1099 18th Street, 26th Floor Denver, Colorado 80202 Attention: Bryan D. Biesterfeld Facsimile: (303) 297-2750

If to the Company:

A4S Security, Inc. 489 North Denver Avenue Loveland, Colorado 80537 Attention: Gregory Pusey Facsimile: (303) 722-4011

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with a copy to:

Brownstein Hyatt & Farber, P.C. 410 Seventeenth Street, 22nd Floor Denver, CO 80202 Attention: Adam J. Agron Facsimile: (303) 223-1111

Either Party hereto may change the above specified recipient or mailing address by notice to the other Party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

         6.8        Amendment and Waiver. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such amendment or waiver is approved in writing by the Company and the Stockholders holder a majority of the Registrable Securities. The failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such Party thereafter to enforce each provision of this Agreement in accordance with its terms.

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        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY: A4S SECURITY, INC. By: Gregory Pusey Chairman

BY EXECUTING THIS AGREEMENT, THE STOCKHOLDER ACKNOWLEDGES FOR ITSELF AND ITS ASSIGNS, THAT, DESPITE ENTERING INTO THIS AGREEMENT, THE COMPANY MAKES NO REPRESENTATION, GUARANTY OR WARRANTY WHATSOEVER OF ITS ABILITY TO SUCCESSFULLY EFFECT WITH THE APPLICABLE REGULATORY AUTHORITIES A REGISTRATION OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT.

STOCKHOLDERS: Scott G. Sutton Sandy Sutton Michael Cox

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Exhibit B-2

Form of Employment Agreement of Michael Cox

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of ____________, 2006, by A4S Security, Inc., a Colorado corporation (the “Employer”), and Michael Cox, an individual who is a resident of _____________, Colorado (the “Executive”).

RECITALS

        WHEREAS,        the Employer wishes to employ Executive upon the terms and conditions set forth in this Agreement; and

        WHEREAS,       the Employee wishes to be employed upon the terms and conditions set forth herein.

AGREEMENT

        The parties, intending to be legally bound, agree as follows:

1.     DEFINITIONS

        For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

        “Agreement” means this Employment Agreement, as amended, restated or otherwise modified from time to time.

        “Basic Compensation” means Salary and Benefits.

        “Benefits”is defined in Section 3.3.

        “Board of Directors” means the board of directors of the Employer.

        “Change in Control” means (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of the beneficial ownership of more than 50% of the outstanding securities of the Employer; (b) a merger or consolidation in which the Employer is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Employer is incorporated; (c) sale, transfer or other disposition of all or substantially all of the assets of the Employer; (d) a complete liquidation or dissolution of the Employer; or (e) any reverse merger in which the Employer is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Employer’s outstanding securities are transferred to a person or persons different from the person’s holding those securities immediately prior to such merger.

        “Confidential Information” means any and all:

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             (a)        trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the Colorado Uniform Trade Secrets Act, as in effect as of the date hereof and as amended from time to time.

             (b)        information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; and

             (c)        notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

        “disability” is defined in Section 6.2.

        “Effective Date” means the date stated in the first paragraph of this Agreement.

        “Employee Invention” means any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registrable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive’s employment with the Employer, that is based upon or uses Confidential Information.

        “Employment Period” means the term of the Executive’s employment under this Agreement.

        “Fiscal Year” means the Employer’s fiscal year, as it exists on the Effective Date, which on the Effective Date is the calendar year.

        “for cause” is defined in Section 6.3.

        “for good reason” is defined in Section 6.4.

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        “person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

        “Post-Employment Period” is defined in Section 8.2.

        “Proprietary Items” is defined in Section 7.2(a)(iv).

        “Salary” is defined in Section 3.1.

2.    EMPLOYMENT TERMS AND DUTIES

       2.1        Employment. The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

       2.2        Basic Term. Subject to the provisions of Section 6, the basic term of the Executive’s employment under this Agreement will begin on the Effective Date and end two years and one day from the Effective Date.

      2.3        Duties. The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors, and will initially serve as Vice President of Engineering of the Employer. The Executive will devote all of his business time, attention, skill, and energy to the business of the Employer, will use his best efforts to promote the success of the Employer’s business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section 2.3, however, will prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive’s duties under this Agreement. In addition, provided that Executive obtains the advance written consent of the Board of Directors, Executive may serve on the board of directors of other companies, with any current board positions of the Executive, being accepted as of the date of this Agreement. If the Executive is elected as a director of the Employer or as a director or officer of any of its affiliates, the Executive will fulfill his duties as such director or officer without additional compensation.

3.     COMPENSATION

       3.1        Salary. The Executive will be paid an annual salary of $125,000, subject to adjustment as provided below (the “Salary”), which will be payable in equal periodic installments according to the Employer’s customary payroll practices, but no less frequently than monthly. The Salary may be reviewed by the Board of Directors, and may be adjusted upward, but not downward in the sole discretion of the Board of Directors.

       3.2        Bonus. The Board of Directors will create a bonus plan for executive officers, which shall include the Executive. The terms, objectives and amounts of the bonus plan will be determined by the Board of Directors.

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       3.3        Benefits. The Executive will, during the Employment Period, be permitted to participate in such hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the “Benefits”).

4.     FACILITIES AND EXPENSES.

        The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel, as the Employer deems necessary or appropriate for the performance of the Executive’s duties under this Agreement. The Employer will pay the Executive’s dues in such professional societies and organizations as the Board of Directors deems appropriate, and will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive’s duties pursuant to this Agreement, and in accordance with the Employer’s employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer’s policies. All expenses shall be reimbursed within 30 days of submission of appropriate expense reports.

5.     VACATIONS AND HOLIDAYS

        The Executive will be entitled to four weeks’ paid vacation each Fiscal Year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Such policies may include provisions for carryover of unused vacation as well as requirements to secure advance approval for carryover of unused vacation hours. The Executive will also be entitled to the paid holidays set forth in the Employer’s policies. If the Executive is unable to perform his duties for physical or mental reasons, then Employer shall provide Executive with his Basic Compensation until Executive’s employment is terminated due to the disability of the Executive.

6.     TERMINATION

         6.1        Events of Termination. The Employment Period, the Executive’s Basic Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 6):

                 (a)        upon the death of the Executive;

                 (b)        upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other;

                 (c)         for cause (as defined in Section 6.3), as determined by the Board of Directors immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify;

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                 (d)        for good reason (as defined in Section 6.4) upon not less than 30 days’ prior notice from the Executive to the Employer, which notice specifies the Executive’s intent to terminate this Agreement and the factual basis for such termination, it being understood that if the Employer can cure the problem giving rise to such termination within such 30-day period, the termination will not occur; or

                 (e)        upon notice by the Board of Directors.

    6.2        Definition of “Disability.” For purposes of Section 6, the Executive will be deemed to have a “disability” if, for physical or mental reasons, the Executive is unable to perform the Executive’s duties under this Agreement for 90 consecutive days, or 120 days during any 12-month period, as determined in accordance with this Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive’s legal guardian or duly authorized attorney-in-fact will act in the Executive’s stead, under this Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

    6.3        Definition of “For Cause.” For purposes of Section 6, the phrase “for cause” means: (a) the Executive’s material breach of this Agreement; (b) the Executive’s willful failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the 10-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer’s funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony.

    6.4        Definition of “For Good Reason.” For purposes of Section 6, the phrase “for good reason” means: (a) the Employer’s material breach of this Agreement; or (b) a material reduction in Executive’s position, duties and responsibilities from those described in Section 2.3 of this Agreement.

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    6.5        Termination Pay. Effective upon the termination of this Agreement during the term specified in Section 2.2, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.5, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer (as set forth in a valid release of the Employer and its agents and affiliates signed by the Executive). For purposes of this Section 6.5, the Executive’s designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive’s estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive’s personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

             (a)        Termination by the Executive for Good Reason. If the Executive terminates this Agreement for good reason, the Employer will pay the Executive the Executive’s Salary in periodic installments according to the Employer’s customary payroll practices until six months after the date such termination is effective. In addition, if the Executive terminates this Agreement for good reason, an amount equal to 66.67% of the Executive's pro rata portion of the unearned Earn-Out (as defined in the Plan of Merger dated as of September 3, 2006, by and among the Employer, Vizer Merger Sub, Inc., Vizer Group, Inc., Avurt International, Inc., the Executive, Scott G. Sutton and Sandy Sutton (the "Plan of Merger")) shall be deemed earned in full and be payable in equal monthly installments over the number of full months remaining in the Earn-Out Period (as defined in the Plan of Merger). The unearned portion of the Earn-Out shall be determined by the following formula: (i) $2,000,000; less (ii) all amounts previously earned (whether paid or payable) under the Earn-Out. Except as specifically set forth in this Section 6.5(a), the amount payable under this Section 6.5(a) shall be paid in accordance with the terms of the Plan of Merger.

             (b)        Termination by the Employer for Cause. If the Employer terminates this Agreement for cause, the Executive will be entitled to receive his Salary only through the date such termination is effective.

             (c)        Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive’s disability, as determined under Section 6.2, the Employer will pay the Executive the Executive’s Salary in periodic installments according to the Employer’s customary payroll practices until six months after the date such termination is effective.

             (d)        Termination upon Death. If this Agreement is terminated because of the Executive’s death, the Executive will be entitled to receive the Executive’s Salary in periodic installments according to the Employer’s customary payroll practices until six months after the date such termination is effective.

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             (e)        Termination Upon Notice by the Board of Directors. If the Board of Directors provides notice of termination of this Agreement which is not for cause, then the Employer will pay the Executive the Executive’s Salary in periodic installments according to the Employer’s customary payroll practices until six months after the date such termination is effective. In addition, if the Board of Directors provides notice of termination of this Agreement which is not for cause, an amount equal to 66.67% of the Executive’s pro rata portion of the unearned Earn-Out (as defined in the Plan of Merger) shall be deemed earned in full and be payable in equal monthly installments over the number of full months remaining in the Earn-Out Period (as defined in the Plan of Merger).  The unearned portion of the Earn-Out shall be determined by the following formula: (i) $2,000,000; less (ii) all amounts previously earned (whether paid or payable) under the Earn-Out.  Except as specifically set forth in this Section 6.5(e), the amount payable under this Section 6.5(e) shall be paid in accordance with the terms of the Plan of Merger.

             (f)        Benefits. The Executive’s accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans; provided, that, if this Agreement is terminated pursuant to Sections 6.1 (a), (c) or (e), then the Executive will be entitled to continue to receive his Benefits until six months after the date such termination is effective. The Executive will receive, as part of his termination pay pursuant to this Section 6, compensation for any accrued but unused vacation pay on the date the notice of termination is given under this Agreement.

             (g)           Termination After Change in Control. Notwithstanding the foregoing, if the Executive’s employment is terminated pursuant to Section 6.1(d) or 6.1(e) at any time within 90 days following a Change in Control, then the Employer will pay the Executive his salary in periodic installments according to the Employer’s customary payroll practices until 12 months after the date such termination is effective and Executive shall be entitled to receive Benefits during the same twelve month period.

7.     NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

    7.1        Acknowledgments by the Executive. The Executive acknowledges that (a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Employer’s business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; and (d) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

    7.2        Agreements of the Executive. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

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             (a)        Confidentiality.

             (i)        During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

            (ii)        Any trade secrets of the Employer will be entitled to all of the protections and benefits under the Colorado Uniform Trade Secrets Act, as in effect on the date hereof, and as amended from time to time, and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

            (iii)        None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

            (iv)        The Executive will not remove from the Employer’s premises (except to the extent such removal is for purposes of the performance of the Executive’s duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the “Proprietary Items”). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive’s possession or subject to the Executive’s control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

             (b)        Employee Inventions. Until this Agreement is terminated, each Employee Invention will belong exclusively to the Employer. The Executive acknowledges that the Executive’s writing, works of authorship, and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. The Executive covenants that he will promptly:

(i) disclose to the Employer in writing any Employee Invention;

            (ii)        assign to the Employer or to a party designated by the Employer, at the Employer’s request and without additional compensation, all of the Executive’s right to the Employee Invention for the United States and all foreign jurisdictions;

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             (iii)        execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

(iv) sign all other papers necessary to carry out the above obligations; and

(v) give testimony and render any other assistance, without expense to the Executive, in support of the Employer’s rights to any Employee Invention.

    7.3        Disputes or Controversies. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

8.     NON-COMPETITION AND NON-INTERFERENCE

    8.1        Acknowledgments by the Executive. The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer’s business is expected to be international in scope and its products are expected to be marketed throughout the world; (c) the Employer competes with other businesses that are or could be located in any part of the world; and (d) the provisions of this Section 8 are reasonable and necessary to protect the Employer’s business.

    8.2        Covenants of the Executive. In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

             (a)        during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive’s name or any similar name to, lend Executive’s credit to or render services or advice to, any business whose products or activities involve the use of mobile digital video; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

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             (b)        whether for the Executive’s own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Employer, from any person known by the Executive to be a customer of the Employer, whether or not the Executive had personal contact with such person during and by reason of the Executive’s employment with the Employer;

             (c)        whether for the Executive’s own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer; or (ii) at any time during the Employment Period and for two years thereafter, interfere with the Employer’s relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer; or

             (d)        at any time during or after the Employment Period, publicly disparage the Employer or any of its shareholders, directors, officers, employees, or agents.

        For purposes of Section 8.2(a), (b) and (c), the term “Post-Employment Period” commences on the date of termination of the Executive’s employment with the Employer and continues for the six month period thereafter. Provided, that, at the election of the Employer, such period may be extended for up to 12 additional months by notice from the Employer to the Executive within 30 days of termination of the Executive’s employment with the Employer. If Employer exercises this right by providing timely notice to Executive of Employer’s exercise of this right and the number of months (not to exceed 12) that Employer has elected to extend the Post-Employment Period, the Employer shall during each month so extended pay Executive at a rate equal to the greater of: (i) 66.7% of the Executive’s monthly Salary at termination; or (ii) the amount payable under Section 6.5 (g), and shall continue for such period any Benefits the Executive was receiving at termination. Provided further, that in the event of termination after a Change in Control as provided in Section 6.5(g), the term “Post-Employment Period” in this Section 8.2 shall mean the 12-month period beginning on the date of termination of the Executive’s employment with the Employer and the Employer shall have no right to further extend the period pursuant to this Section 8.2.

        If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

        The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant.

        The Executive will, while the covenant under this Section 8.2 is in effect, give notice to the Employer, within 10 days after accepting any other employment, of the identity of the Executive’s employer. The Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer’s election, furnish such employer with a copy of this Agreement or relevant portions thereof.

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9.     GENERAL PROVISIONS

    9.1        Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. Without limiting the Employer’s rights under this Section 9 or any other remedies of the Employer, if the Executive breaches any of the provisions of Section 7 or 8, the Employer will have the right to cease making any payments otherwise due to the Executive under this Agreement.

    9.2        Covenants of Sections 7 and 8 Are Essential and Independent Covenants. The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement, and without the Executive’s agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

        The Executive’s covenants in Sections 7 and 8 are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise, will not excuse the Executive’s breach of any covenant in Section 7 or 8.

        If the Executive’s employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8.

    9.3               Representations and Warranties by the Executive. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

    9.4        Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

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    9.5        Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

    9.6        Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Employer: If to the Executive:	A4S Security, Inc. 489 Denver Avenue Loveland, CO 80537 Fax: (970) 461-0717 Michael Cox 4229 Alcott Street Denver, CO 80211

    9.7        Entire Agreement; Amendments. This Agreement, Exhibit A attached hereto and the Plan of Merger contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. In addition, simultaneously upon the execution hereof, the Employer and the Executive shall enter into the Registration Rights Agreement in the form attached hereto as Exhibit A. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

    9.8         Governing Law. This Agreement will be governed by the laws of the State of Colorado without regard to conflicts of laws principles.

    9.9        Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Colorado, County of Larimer or, if it has or can acquire jurisdiction, in the United States District Court located in Denver, Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

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    9.10        Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

    9.11        Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

    9.12        Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

    9.13         Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER: A4S SECURITY, INC. By: Name: Title: EXECUTIVE: Michael Cox

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Exhibit A

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of __________ __, 2006 (the “Effective Date”), by and between A4S Security, Inc., a Colorado corporation (the “Company”), and Scott G. Sutton, Sandy Sutton and Michael Cox (each, a “Stockholder” and collectively, the “Stockholders”). The Company and the Stockholders are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

      The Parties agree as follows:

1.        Definitions. For purposes of this Agreement, the following terms have the indicated meanings:

             1.1        "Common Stock" means the Company's Common Stock, no par value per share.

             1.2        "Demand Registration" has the meaning set forth in Section 2.1 hereof.

             1.3        “Employment Agreement” means the Employment Agreement between the Company and Scott G. Sutton (“Sutton”) of even date herewith (as such Employment Agreement may be amended from time to time).

             1.4        “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, or successor statute (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document.

             1.5        “Registrable Securities” means (i) the shares of Common Stock of the Company issued to the Stockholders pursuant to the Plan of Merger dated as of August __, 2006 between the Company, Vizer Merger Sub, Inc. Avurt Merger Sub, Inc., Vizer Group, Inc., Avurt International, Inc. and the Stockholders, and (ii) any Common Stock issued or issuable to the Stockholders with respect to the Common Stock referred to in clause (i) by way of a dividend, split, or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization; provided however, that with respect to any Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective, (y) such securities can be sold in compliance with paragraph (d) of Rule 145 or (z) such securities can be sold to the public in accordance with Rule 144.

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2.     Registration Rights.

         2.1        Demand Registration.   At any time within six months following the termination of Sutton’s employment with the Company without Cause (as defined in the Employment Agreement) pursuant to the terms of the Employment Agreement, Sutton may request registration under the Securities Act of the Registrable Securities on Form S-3 or any similar short-form registration statement that is available to the Company. Only one registration may be demanded pursuant to this section (a “Demand Registration”). The Company may postpone for up to six months the filing or the effectiveness (which may include the withdrawal of an effective registration statement) of a registration statement pursuant to this Section 2.1 if the Company’s board of directors reasonably determines in its good faith judgment that, because of the existence of any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition or financing activity (other than in the ordinary course of business) or the unavailability for reasons beyond the Company’s control of any required financial statements, or any other event or condition of similar significance to the Company, it would be materially disadvantageous to the Company for such a registration statement to be maintained effective, or to be filed and become effective. The Company may include in a Demand Registration any securities that are not Registrable Securities.

         2.2        Piggyback Registration.   In the event the Company proposes to register any of its securities under the Securities Act in an underwritten offering on any form (other than Form S-4 or Form S-8) that would legally permit the inclusion of Registrable Securities, the Company shall give the Stockholders written notice thereof as soon as practicable but in no event less than 30 days prior to the filing of such registration, and shall provide the Stockholders an opportunity to include in such registration all Registrable Securities requested by the Stockholders in writing to be included therein, subject to the limitations set forth in this Section 2.2. If any Stockholder chooses to include in any such registration statement all or any part of the Registrable Securities it holds, such Stockholder shall, within 10 days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Stockholder. If any Stockholder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Stockholder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to underwritten offerings of its securities, all upon the terms and conditions set forth herein. The provisions of this Section 2.2 shall only apply to underwritten offerings by the Company and the Stockholders shall not have piggyback registration rights for any other registration statement filed by the Company.

         2.3        Underwriting.   If the registration statement for which the Stockholders have registration rights under this Agreement is for an underwritten offering, the Company shall so advise the Stockholders. The right of the Stockholders to be included in a registration pursuant to this Agreement shall be conditioned upon the Stockholders’participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. If the Stockholders elect to participate in such offering, the Stockholders shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, the Company, upon advice from its underwriters, reserves the right to reduce (on a pro rata basis) or eliminate the number of shares that may be included in the underwriting based upon a good faith determination that marketing factors require a limitation or elimination of the number of shares to be underwritten. The Company or its underwriters may also condition the participation of the Stockholders in such underwriting upon the Stockholders entering into a lock-up agreement with the Company or its underwriters for such period of time deemed appropriate by the underwriters. If any Stockholder disapproves of the terms of any such underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement.

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         2.4        Costs of Registration.   The Company shall bear the costs of each registration in which the Stockholders participate pursuant to Sections 2.1 and 2.2, but excluding any underwriting discounts or commissions on the sale of Registrable Securities.

         2.5        Transferability of Registration Rights.   The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may not be transferred by the Stockholders.

         2.6        Reports under Securities Exchange Act of 1934.   With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Stockholders to sell securities of the Company to the public pursuant to a registration on Form S-3 or without registration, the Company agrees to:

             (a)        make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

             (b)        file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

             (c)        furnish to the Stockholders, so long as accurate and so long as the Stockholders own any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (or any successor form that provides for short-form registration) (at any time after it so qualifies), and such other information as may be reasonably requested in availing the Stockholders of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

3.     Obligations of the Company.

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        In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

         3.1        The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a registration statement and the prospectus used in connection with the registration statement as may be necessary to keep the registration statement effective at all times required for such registration statement under this Agreement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the registration statement until the termination of said period.

         3.2        The Company shall furnish to the Stockholders and their one legal counsel selected by the Stockholders, if any (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the registration statement and any amendment thereto, each prospectus, including any preliminary prospectus, and each amendment or supplement thereto, and, in the case of a registration statement referred to in Section 2.1 or 2.2, each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such registration statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Stockholders may reasonably request in order to facilitate the disposition of the Registrable Securities covered by the registration statement that are owned (or to be owned) by the Stockholders. All correspondence to or from the SEC or its staff shall, subject to applicable law and legal process, be kept confidential by the Stockholders.

         3.3        The Company shall use reasonable efforts to (a) register and qualify the Registrable Securities covered by the registration statement under securities laws of such jurisdictions in the United States as the Stockholders reasonably request, (b) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof for a period of three months following the effective date of the registration statement or such longer period of time deemed reasonable by the Company’s board of directors (the “Registration Period”), (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.3, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause the Company material expense or burden, or (v) make any change in its charter or by-laws, which in each case the board of directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

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         3.4        In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

         3.5        As soon as practicable after becoming aware of such event, the Company shall notify the Stockholders of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts as soon as practicable to prepare a supplement or amendment to (and, in the event of an amendment, obtain the effectiveness thereof) the registration statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Stockholders as the Stockholders may reasonably request.

         3.6        The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable time and to notify the Stockholders (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

         3.7        The Company shall permit a single firm of counsel designated by the Stockholders holding a majority of the Registrable Securities to review the registration statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC.

         3.8        The Company shall make generally available to its security holders as soon as practical an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a 12-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date (as defined in said Rule 158) of the registration statement.

         3.9        In the event Registrable Securities are being sold through underwriters, the Company shall use its best efforts to furnish, on the date that such Registrable Securities are sold, (a) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (b) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

         3.10        In the event Registrable Securities are being sold through underwriters, the Company shall make available for inspection by (a) any underwriter participating in any disposition pursuant to the registration statement, and (b) one firm of attorneys retained by all such underwriters all pertinent financial and other records, and pertinent corporate documents and properties of the Company, as shall be reasonably requested by any of the foregoing and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request.

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         3.11        The Company shall hold in confidence and not make any disclosure of information concerning the Stockholders provided to the Company unless (a) disclosure of such information is necessary to comply with federal or state securities laws, (b) the disclosure of such information is necessary to avoid or correct a material misstatement or omission in any registration statement, (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or is otherwise required by applicable law or legal process, (d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the Company), or (e) the Stockholders consent to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning the Stockholders is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Stockholders prior to making such disclosure, and allow the Stockholders, at their expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

         3.12        The Company shall cooperate with the Stockholders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the registration statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Stockholders may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Stockholders may request.

         3.13        At the request of the Stockholders, the Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a registration statement and the prospectus used in connection with the registration statement as may be necessary in order to change the description of the plan of distribution set forth in such registration statement.

         3.14        The Company shall comply with all applicable laws related to the applicable registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act, and the rules and regulations promulgated by the SEC).

4.     Obligations of the Stockholders.

        In connection with the registration of the Registrable Securities, the Stockholders shall have the following obligations:

         4.1        The Stockholders shall furnish to the Company such information regarding itself, the Registrable Securities held by him and the intended method of disposition of the Registrable Securities held by him as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least 10 business days prior to the first anticipated filing date of the registration statement, the Company shall notify the Stockholders of the information the Company requires from the Stockholders.

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         4.2        The Stockholders, by acceptance of the Registrable Securities, agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the registration statements hereunder, unless the Stockholders have notified the Company in writing of their election to exclude all of their Registrable Securities from the applicable registration statement.

         4.3        In the event the Registrable Securities are included in a registration statement, the Stockholders understand that the Securities Act may require delivery of a prospectus relating thereto in connection with any sale thereof pursuant to such registration statement, and each Stockholder shall comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

         4.4        The Stockholders agree to notify the Company promptly, but in any event within five business days after the date on which all Registrable Securities covered by a registration statement that are owned by the Stockholders have been sold by the Stockholders, if such date is prior to the expiration of the Registration Period, so that the Company may comply with its obligation to terminate such registration statement in accordance with Item 512(a)(3) of Regulation S-K.

         4.5        The Stockholders agree that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 3.5, the Stockholders will immediately discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Stockholders’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.5 and, if so directed by the Company, the Stockholders shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Stockholders’ possession (other than a limited number of permanent file copies), of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         4.6        The Stockholders may not participate in any underwritten distribution pursuant to a registration statement under Sections 2.1 or 2.2 unless the Stockholders (a) agree to sell their Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (c) agree to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 2.4.

5.     Indemnification.

        In the event any Registrable Securities are included in a registration statement under this Agreement:

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         5.1        The Company agrees to indemnify, to the fullest extent permitted by law, the Stockholders against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by and contained in any information furnished in writing to the Company by the Stockholders expressly for use therein. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5.1, as it pertains to any preliminary or final prospectus, shall not inure to the benefit of any indemnified Party if the untrue statement or omission of material fact contained in the preliminary or final prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3.3 hereof, and the indemnified Party was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such indemnified Party, notwithstanding such advice, used such incorrect prospectus.

         5.2        In connection with any registration statement in which the Stockholders are participating, the Stockholders will furnish to the Company in writing information regarding such Stockholder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall indemnify the Company, its directors, officers, employees and agents and each Party who controls (within the meaning of the Securities Act) the Company or such other indemnified Party against any losses, claims, damages, liabilities and expenses (including with respect to any claim for indemnification hereunder asserted by any other indemnified Party) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by the Stockholders.

         5.3        Any Party entitled to indemnification hereunder shall give prompt written notice to the indemnifying Party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying Party from its obligation under this Section 5, except to the extent that the indemnifying Party has been materially prejudiced by such failure to provide such notice.

         5.4        In any case in which any such action is brought against any indemnified Party, and it notifies an indemnifying Party of the commencement thereof, the indemnifying Party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Party, and after notice from the indemnifying Party to such indemnified Party of its election so to assume the defense thereof, the indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified Party hereunder for any legal or other expense subsequently incurred by such indemnified Party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified Party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying Party, in which event the indemnified Party shall be reimbursed by the indemnifying Party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying Party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying Party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying Party without the consent of the indemnified Party (which consent shall not be unreasonably withheld).

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         5.5        The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Party and will survive the transfer of the Registrable Securities.

6.     Miscellaneous.

         6.1        Enforceability/Severability.   If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         6.2        Remedies.   The Parties shall be entitled to enforce their rights under this Agreement specifically or to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or the Stockholders may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         6.3        Entire Agreement; Successors and Assigns.   Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the Parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the Parties. This Agreement may not be assigned by any Stockholder.

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         6.4        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to conflicts of laws principles.

         6.5        Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and all of which taken together constitute one and the same instrument.

         6.6        Headings. The section headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         6.7        Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

If to the Stockholders:

Scott G. Sutton ____________________ ____________________ ____________________

Sandy Sutton ____________________ ____________________ ____________________

Michael Cox ____________________ ____________________ ____________________

with a copy to:

Robinson Waters & O'Dorisio 1099 18th Street, 26th Floor Denver, Colorado 80202 Attention: Bryan D. Biesterfeld Facsimile: (303) 297-2750

If to the Company:

A4S Security, Inc. 489 North Denver Avenue Loveland, Colorado 80537 Attention: Gregory Pusey Facsimile: (303) 722-4011

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with a copy to:

Brownstein Hyatt & Farber, P.C. 410 Seventeenth Street, 22nd Floor Denver, CO 80202 Attention: Adam J. Agron Facsimile: (303) 223-1111

Either Party hereto may change the above specified recipient or mailing address by notice to the other Party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

         6.8        Amendment and Waiver. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such amendment or waiver is approved in writing by the Company and the Stockholders holder a majority of the Registrable Securities. The failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such Party thereafter to enforce each provision of this Agreement in accordance with its terms.

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        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY: A4S SECURITY, INC. By: Gregory Pusey Chairman

BY EXECUTING THIS AGREEMENT, THE STOCKHOLDER ACKNOWLEDGES FOR ITSELF AND ITS ASSIGNS, THAT, DESPITE ENTERING INTO THIS AGREEMENT, THE COMPANY MAKES NO REPRESENTATION, GUARANTY OR WARRANTY WHATSOEVER OF ITS ABILITY TO SUCCESSFULLY EFFECT WITH THE APPLICABLE REGULATORY AUTHORITIES A REGISTRATION OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT.

STOCKHOLDERS: Scott G. Sutton Sandy Sutton Michael Cox

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Exhibit B-3

Form of Employment Agreement of Thomas Muenzberg

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of ____________, 2006, by A4S Security, Inc., a Colorado corporation (the “Employer”), and Thomas Muenzberg, an individual who is a resident of _____________, Colorado (the “Executive”).

RECITALS

        WHEREAS,        the Employer wishes to employ Executive upon the terms and conditions set forth in this Agreement; and

        WHEREAS,       the Employee wishes to be employed upon the terms and conditions set forth herein.

AGREEMENT

        The parties, intending to be legally bound, agree as follows:

1.     DEFINITIONS

        For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

        “Agreement” means this Employment Agreement, as amended, restated or otherwise modified from time to time.

        “Basic Compensation” means Salary and Benefits.

        “Benefits”is defined in Section 3.3.

        “Board of Directors” means the board of directors of the Employer.

        “Change in Control” means (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of the beneficial ownership of more than 50% of the outstanding securities of the Employer; (b) a merger or consolidation in which the Employer is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Employer is incorporated; (c) sale, transfer or other disposition of all or substantially all of the assets of the Employer; (d) a complete liquidation or dissolution of the Employer; or (e) any reverse merger in which the Employer is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Employer’s outstanding securities are transferred to a person or persons different from the person’s holding those securities immediately prior to such merger.

        “Confidential Information” means any and all:

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             (a)        trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the Colorado Uniform Trade Secrets Act, as in effect as of the date hereof and as amended from time to time.

             (b)        information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; and

             (c)        notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

        “disability” is defined in Section 6.2.

        “Effective Date” means the date stated in the first paragraph of this Agreement.

        “Employee Invention” means any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registrable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive’s employment with the Employer, that is based upon or uses Confidential Information.

        “Employment Period” means the term of the Executive’s employment under this Agreement.

        “Fiscal Year” means the Employer’s fiscal year, as it exists on the Effective Date, which on the Effective Date is the calendar year.

        “for cause” is defined in Section 6.3.

        “for good reason” is defined in Section 6.4.

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        “person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

        “Post-Employment Period” is defined in Section 8.2.

        “Proprietary Items” is defined in Section 7.2(a)(iv).

        “Salary” is defined in Section 3.1.

2.    EMPLOYMENT TERMS AND DUTIES

       2.1        Employment. The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

       2.2        Basic Term. Subject to the provisions of Section 6, the basic term of the Executive’s employment under this Agreement will begin on the Effective Date and end two years and one day from the Effective Date.

      2.3        Duties. The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors, and will initially serve as Vice President of Finance of the Employer. The Executive will devote all of his business time, attention, skill, and energy to the business of the Employer, will use his best efforts to promote the success of the Employer’s business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section 2.3, however, will prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive’s duties under this Agreement. In addition, provided that Executive obtains the advance written consent of the Board of Directors, Executive may serve on the board of directors of other companies, with any current board positions of the Executive, being accepted as of the date of this Agreement. If the Executive is elected as a director of the Employer or as a director or officer of any of its affiliates, the Executive will fulfill his duties as such director or officer without additional compensation.

3.     COMPENSATION

       3.1        Salary. The Executive will be paid an annual salary of $100,000, subject to adjustment as provided below (the “Salary”), which will be payable in equal periodic installments according to the Employer’s customary payroll practices, but no less frequently than monthly. The Salary may be reviewed by the Board of Directors, and may be adjusted upward, but not downward in the sole discretion of the Board of Directors.

       3.2        Bonus. The Board of Directors will create a bonus plan for executive officers, which shall include the Executive. The terms, objectives and amounts of the bonus plan will be determined by the Board of Directors.

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       3.3        Benefits. The Executive will, during the Employment Period, be permitted to participate in such hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the “Benefits”).

4.     FACILITIES AND EXPENSES.

        The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel, as the Employer deems necessary or appropriate for the performance of the Executive’s duties under this Agreement. The Employer will pay the Executive’s dues in such professional societies and organizations as the Board of Directors deems appropriate, and will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive’s duties pursuant to this Agreement, and in accordance with the Employer’s employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer’s policies. All expenses shall be reimbursed within 30 days of submission of appropriate expense reports.

5.     VACATIONS AND HOLIDAYS

        The Executive will be entitled to four weeks’ paid vacation each Fiscal Year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Such policies may include provisions for carryover of unused vacation as well as requirements to secure advance approval for carryover of unused vacation hours. The Executive will also be entitled to the paid holidays set forth in the Employer’s policies. If the Executive is unable to perform his duties for physical or mental reasons, then Employer shall provide Executive with his Basic Compensation until Executive’s employment is terminated due to the disability of the Executive.

6.     TERMINATION

         6.1        Events of Termination. The Employment Period, the Executive’s Basic Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 6):

                 (a)        upon the death of the Executive;

                 (b)        upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other;

                 (c)         for cause (as defined in Section 6.3), as determined by the Board of Directors immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify;

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                 (d)        for good reason (as defined in Section 6.4) upon not less than 30 days’ prior notice from the Executive to the Employer, which notice specifies the Executive’s intent to terminate this Agreement and the factual basis for such termination, it being understood that if the Employer can cure the problem giving rise to such termination within such 30-day period, the termination will not occur; or

                 (e)        upon notice by the Board of Directors.

    6.2        Definition of “Disability.” For purposes of Section 6, the Executive will be deemed to have a “disability” if, for physical or mental reasons, the Executive is unable to perform the Executive’s duties under this Agreement for 90 consecutive days, or 120 days during any 12-month period, as determined in accordance with this Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive’s legal guardian or duly authorized attorney-in-fact will act in the Executive’s stead, under this Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

    6.3        Definition of “For Cause.” For purposes of Section 6, the phrase “for cause” means: (a) the Executive’s material breach of this Agreement; (b) the Executive’s willful failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the 10-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer’s funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony.

    6.4        Definition of “For Good Reason.” For purposes of Section 6, the phrase “for good reason” means: (a) the Employer’s material breach of this Agreement; or (b) a material reduction in Executive’s position, duties and responsibilities from those described in Section 2.3 of this Agreement.

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    6.5        Termination Pay. Effective upon the termination of this Agreement during the term specified in Section 2.2, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.5, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer (as set forth in a valid release of the Employer and its agents and affiliates signed by the Executive). For purposes of this Section 6.5, the Executive’s designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive’s estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive’s personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

             (a)        Termination by the Executive for Good Reason. If the Executive terminates this Agreement for good reason, the Employer will pay the Executive the Executive’s Salary in periodic installments according to the Employer’s customary payroll practices until three months (provided that after one year of the Executive’s continuous employment with the Employer, this period of time shall be extended to six months) this after the date such termination is effective.

             (b)        Termination by the Employer for Cause. If the Employer terminates this Agreement for cause, the Executive will be entitled to receive his Salary only through the date such termination is effective.

             (c)        Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive’s disability, as determined under Section 6.2, the Employer will pay the Executive the Executive’s Salary in periodic installments according to the Employer’s customary payroll practices until three months (provided that after one year of the Executive’s continuous employment with the Employer, this period of time shall be extended to six months) after the date such termination is effective.

             (d)        Termination upon Death. If this Agreement is terminated because of the Executive’s death, the Executive will be entitled to receive the Executive’s Salary in periodic installments according to the Employer’s customary payroll practices until three months (provided that after one year of the Executive’s continuous employment with the Employer, this period of time shall be extended to six months) after the date such termination is effective.

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             (e)        Termination Upon Notice by the Board of Directors. If the Board of Directors provides notice of termination of this Agreement which is not for cause, then the Employer will pay the Executive the Executive’s Salary in periodic installments according to the Employer’s customary payroll practices until three months (provided that after one year of the Executive’s continuous employment with the Employer, this period of time shall be extended to six months) after the date such termination is effective.

             (f)        Benefits. The Executive’s accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans; provided, that, if this Agreement is terminated pursuant to Sections 6.1 (a), (c) or (e), then the Executive will be entitled to continue to receive his Benefits until three months (provided that after one year of the Executive’s continuous employment with the Employer, this period of time shall be extended to six months) after the date such termination is effective. The Executive will receive, as part of his termination pay pursuant to this Section 6, compensation for any accrued but unused vacation pay on the date the notice of termination is given under this Agreement.

             (g)           Termination After Change in Control. Notwithstanding the foregoing, if the Executive’s employment is terminated pursuant to Section 6.1(d) or 6.1(e) at any time within 90 days following a Change in Control, then the Employer will pay the Executive his salary in periodic installments according to the Employer’s customary payroll practices until 12 months after the date such termination is effective and Executive shall be entitled to receive Benefits during the same twelve month period.

7.     NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

    7.1        Acknowledgments by the Executive. The Executive acknowledges that (a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Employer’s business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; and (d) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

    7.2        Agreements of the Executive. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

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             (a)        Confidentiality.

             (i)        During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

            (ii)        Any trade secrets of the Employer will be entitled to all of the protections and benefits under the Colorado Uniform Trade Secrets Act, as in effect on the date hereof, and as amended from time to time, and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

            (iii)        None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

            (iv)        The Executive will not remove from the Employer’s premises (except to the extent such removal is for purposes of the performance of the Executive’s duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the “Proprietary Items”). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive’s possession or subject to the Executive’s control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

             (b)        Employee Inventions. Until this Agreement is terminated, each Employee Invention will belong exclusively to the Employer. The Executive acknowledges that the Executive’s writing, works of authorship, and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. The Executive covenants that he will promptly:

(i) disclose to the Employer in writing any Employee Invention;

            (ii)        assign to the Employer or to a party designated by the Employer, at the Employer’s request and without additional compensation, all of the Executive’s right to the Employee Invention for the United States and all foreign jurisdictions;

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             (iii)        execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

(iv) sign all other papers necessary to carry out the above obligations; and

(v) give testimony and render any other assistance, without expense to the Executive, in support of the Employer’s rights to any Employee Invention.

    7.3        Disputes or Controversies. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

8.     NON-COMPETITION AND NON-INTERFERENCE

    8.1        Acknowledgments by the Executive. The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer’s business is expected to be international in scope and its products are expected to be marketed throughout the world; (c) the Employer competes with other businesses that are or could be located in any part of the world; and (d) the provisions of this Section 8 are reasonable and necessary to protect the Employer’s business.

    8.2        Covenants of the Executive. In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

             (a)        during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive’s name or any similar name to, lend Executive’s credit to or render services or advice to, any business whose products or activities involve the use of mobile digital video; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

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             (b)        whether for the Executive’s own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Employer, from any person known by the Executive to be a customer of the Employer, whether or not the Executive had personal contact with such person during and by reason of the Executive’s employment with the Employer;

             (c)        whether for the Executive’s own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer; or (ii) at any time during the Employment Period and for two years thereafter, interfere with the Employer’s relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer; or

             (d)        at any time during or after the Employment Period, publicly disparage the Employer or any of its shareholders, directors, officers, employees, or agents.

        For purposes of Section 8.2(a), (b) and (c), the term “Post-Employment Period” commences on the date of termination of the Executive’s employment with the Employer and continues for the three month period thereafter (provided that after one year of the Executive’s continuous employment with the Employer, this period of time shall be extended to six months). Provided, that, at the election of the Employer, such period may be extended for up to 12 additional months by notice from the Employer to the Executive within 30 days of termination of the Executive’s employment with the Employer. If Employer exercises this right by providing timely notice to Executive of Employer’s exercise of this right and the number of months (not to exceed 12) that Employer has elected to extend the Post-Employment Period, the Employer shall during each month so extended pay Executive at a rate equal to the greater of: (i) 66.7% of the Executive’s monthly Salary at termination; or (ii) the amount payable under Section 6.5 (g), and shall continue for such period any Benefits the Executive was receiving at termination. Provided further, that in the event of termination after a Change in Control as provided in Section 6.5(g), the term “Post-Employment Period” in this Section 8.2 shall mean the 12-month period beginning on the date of termination of the Executive’s employment with the Employer and the Employer shall have no right to further extend the period pursuant to this Section 8.2.

        If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

        The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant.

        The Executive will, while the covenant under this Section 8.2 is in effect, give notice to the Employer, within 10 days after accepting any other employment, of the identity of the Executive’s employer. The Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer’s election, furnish such employer with a copy of this Agreement or relevant portions thereof.

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9.     GENERAL PROVISIONS

    9.1        Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. Without limiting the Employer’s rights under this Section 9 or any other remedies of the Employer, if the Executive breaches any of the provisions of Section 7 or 8, the Employer will have the right to cease making any payments otherwise due to the Executive under this Agreement.

    9.2        Covenants of Sections 7 and 8 Are Essential and Independent Covenants. The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement, and without the Executive’s agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

        The Executive’s covenants in Sections 7 and 8 are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise, will not excuse the Executive’s breach of any covenant in Section 7 or 8.

        If the Executive’s employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8.

    9.3        Offset. The Employer will be entitled to offset against any and all amounts owing to the Executive under this Agreement the amount of any and all claims that Employer may have against the Executive.

    9.4        Representations and Warranties by the Executive. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

    9.5        Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

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    9.6        Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

    9.7        Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Employer: If to the Executive:	A4S Security, Inc. 489 Denver Avenue Loveland, CO 80537 Fax: (970) 461-0717 Thomas Muenzberg ___________________ ________________, CO _______ Fax: xxx/xxx-xxxx

    9.8        Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof, including the Current Agreement. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

    9.9         Governing Law. This Agreement will be governed by the laws of the State of Colorado without regard to conflicts of laws principles.

    9.10        Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Colorado, County of Larimer or, if it has or can acquire jurisdiction, in the United States District Court located in Denver, Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

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    9.11        Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

    9.12        Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

    9.13        Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

    9.14         Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER: A4S SECURITY, INC. By: Name: Title: EXECUTIVE: Thomas Muenzberg

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Exhibit C

Working Capital

Periods	Vizer	Avurt
FY 2006:
August	$0	$350,000
September	150,000	215,000
October	50,000	148,000
November	50,000	71,000
December	50,000	10,000

FY 2007:
January	50,000	175,000
February	50,000	479,000
March	100,000	20,000
April	100,000	10,000
May	100,000	10,000
June	100,000	10,000
July	50,000	10,000

Schedule Totals	$850,000	$1,508,000

Notes:

1.	Working Capital will be advanced as non-interest bearing inter-company advances.
2.	A4S has the right without any Earn Out adjustment to delay up to $265,000 of the August and September 2006 Working Capital amounts for no more than sixty days.
3.	To the extent Vizer or Avurt generate net positive cash working capital from operations after all expenses and net accounts receivable and inventory needs in excess of reasonable accounts payable extensions, 50% of such positive cash will be applied against the above Working Capital funding.

Exhibit D

RELEASE OF GUARANTY AND TERMINATION OF PLEDGE AGREEMENT

        THIS RELEASE OF GUARANTY AND TERMINATION OF PLEDGE AGREEMENT (this “Release”) made as of ________, 2006, is by A4S Security, Inc., a Colorado corporation (the “Company”), for the benefit of Scott G. Sutton and Sandy Sutton (the “Guarantors”).

RECITALS

    A.        The Company and the Guarantors entered into that certain Guaranty dated as of July 7, 2006 (the “Guaranty Agreement”) for the benefit of the Company.

    B.        The Company has agreed to release the Guarantors from liability under the Guaranty Agreement.

    C.        The Company and the Guarantors entered into that certain Pledge Agreement dated as of July 7, 2006 (the “Pledge Agreement”), whereby the Guarantors pledged securities as security under the Guaranty Agreement.

    D.        The Company has agreed to terminate the Pledge Agreement.

        NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees as follows:

    1.        The Company hereby releases the Guarantors from liability under the Guaranty Agreement.

    2.        The Company hereby terminates the Pledge Agreement and releases the Guarantors from any liability arising thereunder.

EXECUTED as of the date set forth above.

A4S SECURITY, INC. By: ______________________________ Gregory Pusey Chairman

ACKNOWLEDGED AND AGREED as of the date set forth above.

By: ______________________________ Scott G. Sutton By: ______________________________ Sandy Sutton